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                               AGREEMENT OF LEASE
                           ENERGY PARK PLACE BUILDING


     THIS AGREEMENT OF LEASE ("Lease") is made and entered into as of SEPTEMBER 15, 1993 by and between the PORT AUTHORITY OF THE CITY OF SAINT PAUL, a public body corporate and politic, created pursuant to Chapter 469 of Minnesota Statutes ("Lessor") , and ENDOCARDIAL THERAPEUTICS, INC., A MINNESOTA CORPORATION, ("Tenant").

     BACKGROUND

     Lessor owns a mixed use building located at 1350 Energy Lane, St. Paul, Minnesota, commonly known as the Energy Park Place Building. Lessor desires to lease to Tenant a portion of the Energy Park Place East Building hereinafter described, and Tenant desires to lease the same from Lessor.

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

     1. SUBMISSION OF LEASE. The submission of the Lease for examination does not constitute a reservation of or option for the Leased Premises, and this Lease shall become effective as a Lease only upon execution and delivery thereof by Lessor and Tenant, and Guarantor, if any.

     2. THE LEASED PREMISES. Lessor leases to Tenant, and Tenant rents of and from Lessor, Unit NO. 110E of the Energy Park Place East Building ("Building") , consisting of approximately 12,517 rentable square feet (as defined herein) as described and shown on Exhibit A, attached hereto and made a part hereof. Said portion of the Building is referred to herein as the "Leased Premises".

     3. TERM. The term of this Lease shall be for a period of THREE (3) years and zero (0) months commencing OCTOBER 1, 1993, or the date of Tenant occupancy, whichever occurs earlier, and terminating SEPTEMBER 30, 1996, unless terminated earlier as provided herein.

     4.   BASE RENT AND SECURITY DEPOSIT.  Commencing OCTOBER 1, 1993,
Tenant shall pay to Lessor, payable at the address designated in this Lease for service of notice upon Lessor, or at such other place as Lessor may designate in writing to Tenant, as Base Rent, exclusive of any other charge to be paid by Tenant, the following, payable in equal consecutive monthly installments, in advance, on the first day of each month through and including SEPTEMBER 30, 1994, the sum of EIGHT THOUSAND EIGHTY-THREE AND 90/100 ($8,083.90) DOLLARS GROSS RENT plus escalations for the entire term over 1993 base year real estate taxes, common area maintenance and heating, ventilation, air-conditioning, water supply of Five and 25/100 ($5.25) Dollars. Tenant is also responsible for the entire term for separately-metered electrical, garbage and janitorial.

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Commencing October 1, 1994 and continuing through and including September 30,
1995 the monthly sum of Nine Thousand One Hundred Twenty-Six and 98/100 Dollars ($9,126.98) gross plus escalations over 1993 base year.

     Commencing October 1, 1995 and continuing through and including September 30, 1996 the monthly sum of Ten Thousand One Hundred Seventy and 06/100 Dollars ($10,170.06) gross plus escalations over 1993 base year.

     Lessor and Tenant mutually agree that in the event Tenant takes occupancy of Premises on a day other than the first day of the Term, as defined in Article 3, Tenant shall pay a pro rated amount of rent for said partial month. The above monthly rental rates are based on a gross rental rate of $8.75 per square foot rentable per annum plus escalations, and a presumed 12,517 square foot rentable area. Upon completion of the improvements, Lessor shall have the space measured and the rental payment will, if necessary, be adjusted up or down to reflect the actual rentable square footage occupied by Tenant.

     Upon the execution of this Lease, Tenant shall deposit with Lessor a cash security deposit in the amount of Two Thousand Five Hundred Twenty-Seven and 58/100 Dollars ($2,527.58) and by January 1, 1994 the additional amount of Four Thousand Nine Hundred Six and 48/100 Dollars ($4,906.48). The amount of One Thousand Two Hundred and no/100 Dollars ($1,200.00) is on deposit as of August 31, 1993 with the Lessor and shall remain on deposit in addition to the amounts above. Provided Tenant is not in default beyond the time to cure, at the end of month twenty-four, this deposit will be applied to Tenant's next month's rent.

     5. LESSOR'S WORK. Lessor shall construct, or cause to be constructed, all improvements described as Lessor's Work on Exhibit B, attached hereto and made a part hereof ("Lessor' s Work") . Lessor, or its contractor or contractors, shall commence and complete Lessor's Work as soon as may be done practically taking into account required approvals and delays beyond the control of Lessor. Lessor, or its contractor or contractors, shall not be required to perform any construction or make any installations which are not set forth on Exhibit B.

     All contracts entered into for any such improvements and for Tenant's Work set forth below shall require the contractor to furnish to Lessor a performance and payment bond in accordance with Minnesota Statutes Section 574.26.

     6. TENANT'S WORK. Tenant, at its cost and expense, and with no right of reimbursement from Lessor, shall do all work and make all installations ("Tenant's Work") necessary for Tenant's use and occupancy of the Leased Premises.

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     All space planning, pricing plans or construction drawings are at Tenant's expense. The entire lunchroom and entire warehouse are not air-conditioned. Tenant's intent is to air-condition a portion of the warehouse and convert some warehouse area to office. Tenant is aware that they must abide by Energy Park HVAC regulations. Tenant must separate the HVAC from any of the neighboring Suites. Tenant will be required to separately meter and electrically subdivide the Suite at Tenant's cost. Lessor reserves the right to electrically subdivide Suite with thirty (30) days prior notice to Tenant and charge Tenant for said work.

     7. OPERATING EXPENSES. The Annual Rent shall consist of a Base Rent as defined in Paragraph 3 and Operating Expenses. Tenant shall pay Tenant's share of Operating Expenses plus a specified Base Rent.

     The term "Operating Expenses" hereby is defined to mean all expenses incurred or paid in connection with the Building and expenses which for federal income tax purposes may be deducted as an expense, including, but not limited to, the following: all real estate taxes and all installments of assessments, and any taxes in lieu thereof, which may be levied upon or assessed against the Building and its Common Areas due and payable during each lease year, whether or not Lessor is required to pay the same; rental taxes; all insurance which Lessor deems necessary or advisable to obtain and maintain in connection with the Building and its Common Areas, and all property and interest of Lessor in the Building and its Common Areas; permit and inspection fees; electricity, except for electrical service which is separately metered to the Leased Premises and shall be paid by Tenant; heating; air conditioning; water; sewage usage or rental, utilities, supplies and materials; labor; maintenance and repairs; landscaping; janitorial and security services for Common Areas only; professional fees reasonably related to the operation of the Building's Common Areas; reasonable fees for management of the Building's Common Areas in an amount which is within the parameters which is generally accepted in the Metropolitan St. Paul-Minneapolis area for quality management of a comparable facility. Excluded from operating Expenses for purposes of this paragraph are capital improvements, depreciation, and leasing commissions.

     Each year (subject to change by Lessor upon notice to Tenant) , Lessor shall make a determination of the Operating Expenses incurred on behalf of all its tenants for the year ending December 31. The total Operating Expenses for such year shall be divided by the total Rentable Square Feet of Lessor's total premises to arrive at a total operating expense per Rentable Square Foot. Tenant shall pay to Lessor an amount equal to the per Rentable Square Foot operating expense figure multiplied by the Rentable Square

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Feet of the herein Leased Premises, plus the cost of providing any special operating expenses to Tenant which are not provided to all other tenants.

     Lessor shall provide to Tenant a statement of Tenant's proportionate share of Operating Expenses after the end of each calendar year and Tenant shall pay the entire amount shown to be due and owing by Tenant within thirty (30) days after receipt of such statement. Correspondingly, Lessor shall refund to Tenant or credit to Tenant's obligations next due under this Lease the amount of any overpayment within thirty (30) days after delivery of said statement to Tenant by Lessor. However, Lessor reserves the right to estimate Tenant's proportionate share of the Operating Expenses for any current calendar year, and Tenant shall pay monthly to Lessor one-twelfth (1/12) of the amount so estimated.

     Lessor may employ, engage, or contract with or purchase merchandise or other property from, a person or entity with whom or in which Lessor has a direct or indirect financial interest, provided, Lessor deals with such person or entity in good faith and at rates customary in the industry.

     8. USE OF LEASED PREMISES. Tenant, and its approved sublessee, shall use the Leased Premises for general office purposes, light manufacturing and shipping of medical devices, only.

     In the event the particular use of the Leased Premises increased the premium rate for insurance carried on the Building, Tenant shall pay Lessor, upon demand, the amount of such premium increase. It is agreed that use of the Leased Premises for general office purposes does not so increase said premium rate.

     Tenant shall not use, occupy, suffer or permit any use of the Leased Premises which would (a) violate any law, ordinance, or regulation; (b) constitute a nuisance; (c) result in excessive noise or emission of unpleasant odor; (d) violate, suspend or void any policy or policies of insurance insuring Lessor or the Leased Premises.

     Tenant shall not permit the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substance, except as specifically set forth in this Lease.

     For purposes of this Lease, "Hazardous Substance" means any substance designated pursuant to the Clean Water Act, Title 33 U.S.C. Section 1321, any element, compound, mixture, solution or substance designated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, Title

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42 U.S.C. Section 9602, any hazardous waste having the characteristics identified under or listed pursuant to the Solid Waste Disposal Act, Title 42, U.S.C. Section 1317(a), any hazardous air pollutant listed under Section 112 of the Clean Air Act, Title 42 U.S.C. Section 7412, any imminently hazardous chemical substance or mixture with respect to which the Administrator of the Environmental Protection Agency has taken action pursuant to Section 7 of the Toxic Substances Control Act, Title 15 U.S.C. Section 2606 and any "Hazardous Waste", "Hazardous Substance," "Pollutant or Contaminant" as defined in the Minnesota Environmental Response and Liability Act, Minnesota Statutes, Section 115B.02. The term also includes, but is not limited to polychlorinated biphenyls, asbestos, urea formaldehyde or related substances.

     Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws").

     Tenant shall, at Tenant's own expense, make all Submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Government") under the Laws.

     Should any Government or any third party demand that a cleanup plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Leased Premises, or which arises at any time from Tenant's use or occupancy of the Leased Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleanup plans.

     Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by the Lessor. If Tenant fails to fulfill any duty imposed under this Paragraph 8 within a reasonable time, the Lessor may do so and, in such case, Tenant shall cooperate with the Lessor in order to prepare all documents the Lessor deems necessary or appropriate to determine the applicability of the Laws to the Leased Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon the Lessor's request. No such action by the Lessor and no attempt made by the Lessor to mitigate damages under any law shall constitute a waiver of any of Tenant's obligations under this Paragraph 8.

     Tenant shall indemnify, defend, and hold harmless the Lessor, the manager of the Building, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including

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attorneys, and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Leased Premises, or which arises at any time from Tenant's use or occupancy of the Leased Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by the Government under the Laws and all other environmental laws.

     Lessor warrants that there are no "Hazardous Substances" on the premises at the onset of this Lease. The Lessor is responsible f or removing any existing Hazardous Substances which are discovered to have been at the rental location prior to the onset of this Lease. This Lessor's responsibility is in effect regardless of the reason they need to be removed. The Tenant is responsible only for Hazardous Substances that the Tenant brings onto the premises.

     Tenant's obligations and liabilities under this Paragraph 8 shall survive the expiration of this Lease.

     9. USE OF COMMON AREAS. Tenant shall have the non-exclusive use, in common with others entitled to use the same, of the Common Areas of the Building. "Common areas" shall include, without limitation, access facilities, walkways, stairways, elevators, hallways, lobbies, public restrooms, parking lots, and sidewalks.

     10. RULES AND REGULATIONS. Tenant's exclusive use of the Leased Premises and non-exclusive use of the Common Areas shall be subject to the terms and conditions of this Lease; all reasonable rules and regulations prescribed by Lessor from time to time with respect to the operation of the Building and its Common Areas. Attached as Exhibit 'IC" are the Rules and Regulations.

     11. ACCEPTANCE OF THE LEASED PREMISES. The occupancy by Tenant of the Leased Premises,, or any part thereof, shall constitute an acknowledgment by Tenant, and shall be conclusive evidence, that the Leased Premises are in the condition called for by this Lease and that Lessor, or its contractor or contractors, has performed all of Lessor's Work, except for such items which are not completed and do not conform to the requirements of Lessor's Work, and as to which Tenant shall have given written notice to Lessor within sixty (60) days after the commencement date and except for latent defects. As to items about which Tenant has notified Lessor, to the extent such items are Lessor's responsibility, Lessor, or its contractor or contractors, shall proceed expeditiously and diligently to complete any such items which are not completed and/or correct any items which do not conform to Lessor's Work. As a condition thereof, Tenant shall allow Lessor, its employees or contractors, to enter the Leased Premises to perform any remedial work required to be performed, and shall cooperate with Lessor, its employees or contractors, so that such remedial work can be accomplished as quickly as is reasonable

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under the circumstances, and with the least amount of interruption to the business of Tenant. Such items, if any, remaining to be completed or corrected shall not entitle Tenant to refuse to take possession of the Leased Premises, and the term shall commence on the commencement date, provided, the items remaining to be completed or corrected are not substantial.

     12. REQUIREMENT PAYMENTS ARE "RENT"; INTEREST ON LATE PAYMENTS; BAD CHECK CHARGE. In addition to Annual Rent, all other payments required to be paid by Tenant under the provisions of this Lease shall be deemed to be and shall become additional rent, whether or not the same be designated as such. All provisions dealing with abatement of rent shall be construed to permit the abatement of annual Base Rent and additional rent, except to the extent specifically provided to the contrary.

     All payments required to be paid by Tenant under the provisions ofthis Lease shall bear interest at a rate of eighteen percent (18%) per annum if Tenant is a corporation, or such lower rate required or higher rate allowed by said statute, as amended, if Tenant is other than a corporation, commencing five (5) days after the due date of each payment and continuing until the date actually paid by Tenant.

     13. UTILITIES AND SERVICES. Except on Sundays and holidays, and provided Tenant is not in default under any of the terms and conditions of this Lease, Lessor shall furnish such heat and air conditioning in and about the Leased Premises as shall be necessary for the comfortable use and occupancy of the Leased Premises by Tenant's employees during customary business hours for the use set forth in Paragraph 8. "Customary business hours" hereby are defined to mean 7:00 a.m. to 7:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturdays. Lessor shall furnish such electricity, water, sewage usage or rental, and elevator service as shall be necessary for the comfortable use and occupancy of the Leased Premises for the use set forth in Paragraph 8. The expenses incident to the furnishing of such utilities and services shall be operating expenses for the purposes of Paragraph 7, unless separately metered to and paid by Tenant.

     Failure to furnish such utilities and services by reason of emergency, breakdowns, the necessity for repairs or improvements, fire, other casualty, accident, riot, strike, act of God, or by any cause beyond Lessor's control, shall not: (a) be construed as an eviction of Tenant; (b) result in abatement of rent or other charges; (c) in any way render Lessor liable for damages to person or property incurred by Tenant or any other person or entity by reason of such failure; or (d) release Tenant from the prompt fulfillment of any of its agreements under this Lease.

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     If Lessor provides additional electrical power to enable Tenant to operate any heat generating machines and equipment, computers, or any other types of machines and equipment requiring additional electrical power, or if Lessor provides any other utility which is in excess of that contemplated for the use set forth in Paragraph 3 at the inception of this Lease, Tenant shall pay the cost thereof on a monthly basis to Lessor. Furthermore, Lessor shall not be required to provide any additional heat or air conditioning as a result of use of process equipment by Tenant. Any additional costs for heat or air conditioning necessary because of the use of process equipment by Tenant shall be borne by Tenant.

     14. RELEASE OF LESSOR; INDEMNIFICATION OF LESSOR. Personal property of Tenant of any kind that may be on or at the Leased Premises shall be at the sole risk of Tenant, or those claiming through or under Tenant. Lessor shall not be liable to Tenant, or to any other person or entity: for any personal injury or property damage occurring in, on, or about the Leased Premises; for any negligence on the part of Tenant, its agents, contractors, licensees,, or invitees; or for any nuisance resulting from the use of the Leased Premises by Tenant, its agents, contractors, licensees, or invitees, except where those acts are intentional. Tenant shall indemnify and save harmless Lessor against all liabilities, damages, claims, fines, penalties, costs and other expenses, including reasonable attorneys' fees (collectively "Indemnified Liabilities") , which may be imposed upon, incurred by, or asserted against Lessor by reason of the following:

          (a) Any use of the Leased Premises or any part thereof by Tenant, its agents, contractors, licensees, or invitees.

          (b)  Any personal injury, death, or property damage occurring in, on,
or about the   Leased Premises.

          (c)  Any breach or default on the part of Tenant in the performance of
any covenant   or agreement on the part of the Tenant to be performed pursuant
to the terms of this Lease,   including, without limitation, any claims arising
out of or any way related to the Americans with   Disability Act of 1992, 104
Stat. 327 (July 26, 1992).

     In the case that any action or proceeding is brought against the Lessor or any of its agents or assigns by reason of any claim identified in this Section 13, the Tenant shall, upon notice from Lessor, resist or defend such action or
proceeding by counsel reasonably satisfactory to Lessor.    Said indemnification
shall not include claims resulting from the gross negligence of Lessor, its agents or employees.

     15. WAIVER OF SUBROGATION. Lessor waives its right of subrogation for damage to the Building of which the Leased Premises are a part, the contents therein, loss of use thereof, and/or loss

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of income.  Tenant waives its right of subrogation for damage to property in the Leased Premises, loss of use thereof, loss of income and/or accounts receivable. Prior to the commencement date, and as often as may be necessitated thereafter due to change in insurance, Tenant shall provide to Lessor acknowledgment by Tenant's insurer or insurers of the foregoing waiver of its right of subrogation; provided, however, the failure by Tenant to provide such acknowledgment shall not negate Tenant's waiver of its right of subrogation.

     16. CARE OF BUILDING AND COMMON AREAS. Lessor, at Lessor's cost and expense, shall make all necessary repairs to the foundation, structural components of exterior walls, structural interior walls, structural beams, structural columns and structural members. The foregoing to the contrary notwithstanding, but subject to the waiver of subrogation, any damage to any of the items which are Lessor's responsibility pursuant to the provisions of this paragraph caused by any act or negligence of Tenant, its employees, agents, invitees, licensees, or contractors, shall be repaired or replaced promptly by Tenant, at its sole cost and expense.

     17. CARE OF LEASED PREMISES BY TENANT. Tenant shall maintain the Leased Premises in a clean, sanitary and safe condition; and shall maintain the Leased Premises in as good condition and repair as they were in at the commencement of the term of this Lease, reasonable wear and tear excepted. If after ten (10) days' notice and opportunity to cure, Tenant fails to keep and preserve the Leased Premises in the state of condition required by the provisions of this Lease, Lessor, at its option, may put or cause the same to be put in the condition and state of repair agreed upon, and in such case, Tenant, on demand, shall pay the costs thereof plus an amount equal to fifteen percent (15%) of such expenditures for overhead and supervision.

     18. ALTERATIONS AND IMPROVEMENTS BY TENANT. Subsequent to Tenant's Work, Tenant shall not make any changes, additions, and improvements to the Leased Premises without the prior written consent of Lessor, except for alternations of Two Thousand and no/100 Dollars ($2,000.00) or less, in which Tenant warrants alterations done are by a licensed, bonded and insured vendor, is of good quality and complies with all government regulations, and complies with the regulations set forth by the Energy Center. Tenant agrees to keep building free of liens with each alteration, and abide by alteration of this Lease. All alterations performed at the direction of Tenant shall be subject to the requirement of a performance and payment bond as set forth in Paragraph 5 above.

     19. MECHANICS LIENS. Tenant shall pay timely for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or

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claimed to have been performed on the Leased Premises, at the direction or with the consent of Tenant. Tenant shall not permit any mechanics or similar liens to remain upon the Leased Premises incident to the foregoing. However, Tenant may contest the validity of such lien or claims, provided, Tenant shall give to Lessor, if required by Lessor, reasonable security to insure payment and to prevent any sale, foreclosure or forfeiture of the Leased Premises by reason of such non-payment. Upon a final determination of the validity of any such lien or claim, Tenant shall immediately pay any judgment or decree rendered against Tenant or Lessor, including but not limited to, all proper costs and charges, and shall cause such lien to be released of record without costs to Lessor.

     20. LESSOR'S ACCESS. Lessor, its agent, employees and/or contractors, shall have the right to enter the Leased Premises at all reasonable times for the purpose of inspection, cleaning, repairing or improving the Leased Premises or other premises in the Building, including, but not limited to, the right, but not the obligation, to install, maintain, use, repair, and replace the pipes, ducts, conduits, and wires leading through the Leased Premises, provided, that such entry shall be accomplished in a manner that will cause as little interference with and inconvenience to the Tenant's use as is reasonable under the circumstances. Any interference with or inconvenience to the Tenant arising out of the exercise by Lessor of the rights set forth in this paragraph shall not constitute a breach by Lessor of any of its agreements in this Lease, and shall not result in any diminution of rent or liability on the part of Lessor by reason of inconvenience, annoyance or injury to Tenant's business except if said Lessor interference is beyond one business day, then Lessor will abate Tenant's rent accordingly. Lessor, or its agents, shall have the right to exhibit the Leased Premises to noncompetitive prospective tenants or to noncompetitive prospective purchasers at any time.

     21. TENANT'S INSURANCE. Tenant shall obtain and keep in force, at Tenant's expense, for the term of this Lease, and any extension or renewal thereof, the following insurance:

          A. Such fire and casualty insurance as Tenant shall deem necessary or desirable covering Tenant's stock in trade, fixtures, furniture, files, documents, computers, equipment, signs, and all other installations, improvements and betterments made by or f or Tenant, on or about the Leased Premises.

          B. Commercial general liability insurance, with a combined single limit of One Million And No/100 Dollars ($1,000,000.00). Said policy shall name Tenant as the named insured and Lessor as an additional insured; shall cover the Leased Premises; and shall cover contractual agreements.

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          C.   Any other standard insurance policy as may be required reasonably by Lessor from time to time.

     Said insurance required pursuant to the provisions of this paragraph shall be issued by an insurance company legally authorized to do business in the State of Minnesota; shall be in a form satisfactory to Lessor; and shall provide for at least thirty (30) days notice, by certified mail, return receipt requested, to Lessor before cancellation, termination, non-renewal or change of such insurance. Evidence of said insurance shall be provided to Lessor upon request upon occupancy of the premises.

     22. LESSOR'S INSURANCE. On or before occupancy by Tenant of the Leased Premises, Lessor shall obtain, and thereafter shall keep in force for the term of this Lease, and any renewal or extension thereof, comprehensive general liability insurance, fire and extended coverage insurance, boiler and pressure vessel insurance, rents insurance, and such other insurance as Lessor deems necessary or advisable to obtain and maintain, on the Building and the common areas and all property and interest of Lessor in the Building, with coverage in amounts as deemed prudent by Lessor.

     23. DAMAGE BY FIRE OR OTHER CASUALTY. Tenant, immediately upon Tenant's discovery thereof, shall give notice to Lessor of any damage caused to the Leased Premises by fire or other casualty. If Tenant does not so notify Lessor, Tenant shall be liable for all consequential damages resulting from its failure to so notify Lessor, in addition to every other right and remedy which Lessor may have pursuant to this Lease, at law or in equity.

     If the Leased Premises are damaged or destroyed by fire or other casualty, and such damage or destruction is certified within a reasonable period of time thereafter, in writing, by a licensed contractor to be repairable within sixty
(60) days after the date of such occurrence, this Lease shall remain in full force and effect, and Lessor, subject to the provisions hereinafter set forth, shall proceed with due diligence to repair such damage or destruction, at its expense, and in that event, there shall be a proportionate abatement of rent and all other charges for so much of the Leased Premises as may be untenantable until repair or restoration.

     If the Leased Premises are damaged or destroyed by fire or other casualty, and such damage or destruction cannot be so certified to be repairable within sixty (60) days after the date of such occurrence, but can be so certified to be repairable within one hundred twenty (120) days after the date of such occurrence, and Lessor shall give Tenant notice within fifteen (15) days after the date of such occurrence of its intention to repair within said one hundred twenty (120) days, then this Lease shall remain in full force and effect, and Lessor, subject to the provisions hereinafter set forth, shall proceed with due diligence

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to repair such damage, at its expense, and in that event, there shall be a proportionate abatement of rent and all other charges for so much of the Leased Premises as may be untenantable until repair or restoration. if Lessor does not give said fifteen (15) days' notice to Tenant of Lessor's intention to repair, this Lease may be cancelled at the option of Lessor or Tenant if notice is given by either party to the other within sixty (60) days after the expiration of Lessor's fifteen (15) days' notice period.

     If the Leased Premises are damaged or destroyed by f ire or other casualty, and such damage or destruction cannot be so certified to be repairable within one hundred twenty (120) days after the date of such occurrence, this Lease may be cancelled at the option of Lessor or Tenant if notice is given by either party to the other within thirty (30) days after it has been determined that the Leased Premises cannot be so certified to be repairable within said one hundred twenty (120) days.

     In the event Lessor is obligated, or exercises its election, to repair the Leased Premises, its obligation to so repair shall be contingent upon receipt of sufficient insurance proceeds to complete such repairs and shall be limited to repair or replacement of tenant improvements. If for any reason whatsoever, Lessor does not receive sufficient insurance proceeds to complete such repairs, notwithstanding any prior elections by Lessor, Lessor shall have no obligation to make such repairs or reconstruction. If Lessor is obligated, or exercises its election, to repair the Leased Premises, Tenant shall proceed with due diligence, at Tenant's sole cost and expense, to repair or replace Tenant's Work and other improvements installed by Tenant at its own expense. Lessor shall not be responsible or liable to Tenant for any consequential damages whatsoever caused by any damage or destruction to the Leased Premises, nor for any delay in repairing or replacement, nor for inability to repair or replace, nor for any other cause whatsoever beyond Lessor's control.

     24. ASSIGNMENT OR SUBLEASE. Tenant may not, voluntarily or by operation of law, assign or transfer this Lease, or sublease the whole or any part of the Leased Premises, without the prior written consent of Lessor. Lessor approves Tenant's sublease to Children's Museum only, for short-term storage and/or assembly space.

     25. NOVATION IN THE EVENT OF A SALE BY LESSOR. In the event of the sale of the Leased Premises, Lessor shall be and hereby is relieved of all of the covenants and obligations created hereby and such sale shall result automatically in the purchaser assuming and agreeing to carry out all the covenants and obligations of Lessor herein; provided, however, that Lessor shall not be released from any claim resulting from a default of Lessor occurring prior to the date of such sale.

     26. ESTOPPEL CERTIFICATE. Within ten (10) days after request therefore by Lessor, or in the event that upon any sale, transfer, or financing, an Estoppel Certificate shall be requested from Tenant, Tenant agrees hereby to deliver in recordable form an Estoppel Certificate to the Lessor, any proposed purchaser, transferee or lender, certifying to such correct facts relating to this Lease as may be requested reasonably by Lessor.

     27. REMEDIES OF LESSOR. In the event that during the term of this Lease any of the following occur:

     A. Tenant shall have failed to pay any installment of rent or any other charge provided herein, or any portion thereof, when the same shall be due and payable, and the same shall remain unpaid for a period of five (5) days after the same is due, and the Lessor gives Tenant written notice, and Tenant does not cure such default within ten (10) days after receipt of such notice;

     B. Tenant shall have failed to comply with any other provision of this Lease, and shall not have cured such failure within thirty (30) days after Lessor, by written notice, has informed Tenant of such noncompliance; provided, however, in the case of a default which cannot be cured with due diligence within a period of thirty (30) days, Tenant shall have such additional time to cure such default as may be reasonably necessary, provided Tenant proceeds promptly and with due diligence to cure such default after receipt of said notice; or

     C. Tenant shall make an assignment for the benefit of creditors or be adjudicated a bankrupt; then Lessor upon written notice to Tenant may elect either (i) to cancel and terminate this Lease, and this Lease shall not be treated as an asset of Tenant's estate, or (ii) to terminate Tenant's right to possession only without cancelling and terminating Tenant's continued liability under this Lease. Notwithstanding the fact that initially Lessor elects under
(ii) to terminate Tenant's right to possession only, Lessor shall have the continuing right to cancel and terminate this Lease by serving five (5) days' written notice on Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Lessor.

     In the event of election under (ii) to terminate Tenant's right to possession only, Lessor may, at Lessor's option, enter into the Leased Premises and take and hold possession thereof, without such entry and possession terminating this Lease, or releasing Tenant, in whole or in part, from Tenant's obligation to pay the rent hereunder for the full stated term. Upon such reentry, Lessor may remove all persons and property from the Leased Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Such re-entry shall be conducted in the following manner: without resort to judicial process or notice of any kind in the situation where Tenant has abandoned or voluntarily surrendered possession of the Leased Premises; and, otherwise by resort to judicial process. Upon and after entry into possession without termination of the Lease, Lessor may, but is not obligated to, relet the Leased Premises, or any part thereof, to any person, firm, or corporation, other than Tenant, for such rent, for such time and upon such terms as Lessor, in Lessor's sole discretion shall determine, but Lessor shall not be required to accept any tenant offered by Tenant or to observe any instruction given by Tenant about such reletting. Lessor may make alterations and repairs, and redecorate the Leased Premises to the extent deemed by Lessor necessary or desirable.

     Upon such re-entry, Tenant shall be liable to Lessor as follows:

     A. for the unpaid installments of rent and other unpaid sums which were due prior to such re-entry, which sums shall be payable forthwith;

     B. for the installments of rent and other sums falling due pursuant to the provisions of this Lease for the periods after re-entry during which the Leased Premises remain vacant, which sums shall be payable as they become due hereunder;

     C. for all expenses, including leasing commissions, reasonable attorneys' fees, costs of alterations, repairs and redecorating, which shall be payable by Tenant as they are incurred;

     D. while the Leased Premises are subject to any new lease or leases made pursuant to this paragraph, for the amount by which the monthly installments payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly; and

     E.   for interest upon all of the foregoing as provided in this Lease.

     No such re-entry or taking possession of the Leased Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given by Tenant.

     If Tenant shall default in the performance of any covenant required to be performed by it under this Lease, taking into consideration the grace periods provided in this paragraph, Lessor may perform the same for the account and at the expense of Tenant. If Lessor at any time is compelled to pay, or elects to pay, any sum of money by reason of the failure of Tenant to comply with any provision of this Lease, or if Lessor is compelled to incur any expense, including reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding instituted by reason of any default of Tenant hereunder, the sum or sums so paid by Lessor shall be due from Tenant to Lessor on the next date following the payment of such sums upon which a regular monthly rental payment is due, together with interest, at the rate as specified in this Lease.

     No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

     28. ACCORD AND SATISFACTION. NO payment by Tenant or receipt by Lessor of a lesser amount than the payments required to be paid by Tenant shall be deemed to be other than on account of the earliest rent and other charges required to be paid, nor shall any endorsement or statement on any check or similar payment be deemed an accord and satisfaction, and Lessor shall accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or other required payment, or pursue any other remedy provided in this Lease. Accord and satisfaction, if any, shall be accomplished by a separate document executed by Lessor and Tenant.

     29. DEFAULT BY LESSOR. Lessor shall not be deemed to be in default under this Lease until Tenant has given Lessor written notice specifying the nature of the default which Lessor is obligated to cure, and Lessor does not cure such default within ten (10) days after receipt of such notice; provided, however, in the case of a default which cannot be cured, with due diligence, within a period of ten (10) days, Lessor shall have such additional time to cure such default as may be reasonably necessary, provided Lessor proceeds promptly and with due diligence to cure such default after receipt of said notice.

     Lessor shall not be deemed to be in default in the performance of any of the provisions of this Lease if such nonperformance is due to any strike, lock-out or other labor trouble, material shortages, governmental restrictions, fire, acts of God, the elements, war, riot, rebellion or any other cause beyond the reasonable control of Lessor. In the event Lessor fails to perform any of its obligations under this Lease and Lessor fails to cure such default within the ten (10) day period provided for above, Tenant's sole remedy shall be to terminate this Lease, by written notice to Lessor, and vacate the Leased Premises. Tenant shall have no right to claim or collect any damages from Lessor or to pursue any equitable remedies, other than termination of this Lease.

     30. SIGNS; WINDOW COVERINGS. No signs, promotional material or identification of any type shall be placed in, or on externally visible from an entry, window, outer door or exterior surface without the written consent of Lessor and the City of Saint Paul. The Lessor reserves the right to remove all unauthorized signs at the expense of Tenant.

     31. CONDITION OF LEASED PREMISES AND LESSOR'S PROPERTY AT TERMINATION. At termination of this Lease, Tenant shall vacate and deliver the Leased Premises, all partitions, improvements, alterations and other property of Lessor to Lessor in as good order and condition as the same were in on the commencement date or were thereafter placed in by Lessor or Tenant, reasonable wear and tear excepted. On or before the last day of the term of this Lease or the sooner termination thereof, Tenant, at its expense, shall remove all of its equipment from the Leased Premises, and any property not removed shall be deemed abandoned. To the extent Tenant's property is removed pursuant to this paragraph, Tenant, at its cost and expense, shall repair any damage done to the Leased Premises by such removal. If Tenant chooses not to remove its property, Lessor may require Tenant, at Tenant's cost and expense, to remove its property and restore the Leased Premises to good condition and repair. All alterations, additions and fixtures, other than Tenant's movable trade fixtures and equipment, which have been made or installed by either Lessor or Tenant upon the Leased Premises shall remain as Lessor's property and shall be surrendered with the Leased Premises as a part thereof. Tenant shall surrender promptly all keys for the Leased Premises or locks therein to Lessor at the place then fixed for payment of rent. If Tenant fails to deliver the Leased Premises and Lessor's property to Lessor in the condition required by the provisions of this paragraph after ten (10) days' written notice and opportunity to cure, Lessor, at its option, may make such repairs, and any expenditures made in connection with such work shall be due and payable from Tenant upon demand, plus an amount equal to ten percent (10%) of such expenditures for overhead and supervision. If the Leased Premises are not surrendered at the end of the term or sooner termination thereof, Tenant shall indemnify Lessor against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, but not limited to, any claim made by any succeeding tenant based upon such delay.

     32. RELATIONSHIP OF THE PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by a third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Lessor and Tenant, it being expressly understood and agreed that neither the method of computation of rent, nor any other provisions contained in this Lease, nor any act or acts of the parties hereto, shall be deemed to create any relationship between Lessor and Tenant other than the relationship of Lessor and Tenant.

     33. NOTICES. All notices and communications of similar legal import from either Lessor or Tenant to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified or registered mail, return receipt requested, postage prepaid, to the Chief Executive Officer (except notices of default shall include the Guarantors) at its address set forth below, or to such other address as such party may hereafter designate BY written notice to the other party or parties.

     A.   If to Lessor, to:        Port Authority of the
                                   City of Saint Paul
                                   1900 Landmark Towers
                                   345 St. Peter Street
                                   St. Paul, MN 55102

          and to:                  CB Commercial Real Estate
                                   Management Services
                                   Minnesota Center
                                   7760 France Avenue South
                                      Suite 770
                                   Minneapolis, MN 55435-5282

     B.   If to Tenant, to:        Endocardial Therapeutics, Inc.
                                   ATTN: Chief Executive officer
                                   1350 Energy Lane, Suite 110E
                                   St. Paul, MN 55108

     C.   If to Guarantors, to:    Graydon E. Beatty
                                   1170 Cushing Circle, #319
                                   St. Paul, MN 55108

                                   Jeffrey R. Budd
                                   2261 Gordon Avenue
                                   St. Paul, MN 55108

     34. DEFINITION OF LESSOR, TENANT AND GUARANTOR; JOINT AND SEVERAL LIABILITY. The words "Lessor",, "Tenant" and "Guarantor" used herein shall include the plural thereto and the necessary changes required to make the provisions hereof apply to corporations, partnerships, associations, or men or women shall be construed as if made. If two or more parties are referred to collectively under one designation, the liability of each shall be joint and several.

     35. CORPORATE TENANT OR GUARANTOR. If Tenant or its Guarantor, if any, is a corporation, the persons executing this Lease on behalf of Tenant and such Guarantor hereby covenant, represent and warrant: that Tenant and such Guarantor, as the case may be, is duly incorporated, is in good standing, and is duly qualified to do business in Minnesota; suitable evidence thereof shall be supplied to Lessor upon execution of this Lease by the parties hereto; that each person executing this Lease on behalf of Tenant and such Guarantor, as the case may be, is an officer of

Tenant and such Guarantor, as the case may be, and that he, she or they, as such officer, are duly authorized to execute and deliver this Lease; and an appropriate certified copy of corporate resolution or authorization shall be supplied to Lessor upon execution OF this Lease by the Tenant and such Guarantor, as the case may be.

     36. WAIVER. The receipt of rent by Lessor with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the obligations or covenants of this Lease shall not be deemed to be a waiver of any provisions of the Lease. Payment of rent by Tenant with knowledge of any breach of this Lease by Lessor or of any default on the part of Lessor in the observance or performance of any of the obligations or covenants of this Lease shall not be deemed to be a waiver of any provision of this Lease. No failure on the part of Lessor or Tenant, as the case may be, to enforce any obligation or covenant herein contained, nor any waiver of any right hereunder by Lessor or Tenant, as the case may be, unless in writing, shall discharge or invalidate such obligation or covenant or affect the right of Lessor or Tenant, as the case may be, to enforce the same in the event of any subsequent breach or default.

     37. INVALIDITY. If any part of this Lease or any part of any provision hereof shall be adjudicated to be void or invalid, then the remaining provisions hereof not specifically so adjudicated to be invalid shall be executed without reference to the part or portion so adjudicated insofar as such remaining provisions are capable of execution.

     38. GOVERNING LAW. This Lease shall be subject to and governed by the laws of the State of Minnesota, and all questions concerning the meaning and intention of the terms of this Lease and concerning the validity hereof and questions relating to performance hereunder shall be adjudicated and resolved in accordance with the laws of that state, notwithstanding the fact that one or more of the parties now is or may hereafter become a resident of a different state.

     39. HEADINGS. The headings of the paragraphs and subparagraphs of this Lease are for convenience of reference only and do not form a part hereof and shall not be interpreted or construed to modify, limit or amplify such paragraphs and subparagraphs.

     40. CONDEMNATION. If all or substantially all of the Property is taken in condemnation proceedings instituted under the power of eminent domain or is conveyed in lieu thereof under threat of condemnation, this Lease shall terminate as of the date the condemning authority acquires title to the Property. Nothing in this paragraph shall disqualify Tenant from relocation rights and other provisions thereof.

     41. PARTIES IN INTEREST. This Lease shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of Lessor; and shall inure to the benefit of, subject to the provisions of Paragraph 24, and be binding upon the successors and assigns of Tenant.

     42. SHORT FORM LEASE. Neither party shall record this Lease without the written consent of the other party; however, upon the request of either Lessor or Tenant, the other party shall join in the execution of a memorandum or so-called "short form" of this Lease for the purpose of recordation. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises, the term of this Lease, any special provisions, and shall incorporate this Lease by reference. Any fees required to be paid in order to record such memorandum or short form of this Lease shall be paid by the party desiring to record such memorandum or short form of this Lease.

     43. ENTIRE AGREEMENT; EXHIBITS. This Lease, including the Exhibits, contains the entire agreement of the parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     44. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     45. PARKING. Notwithstanding language to the contrary contained in this Lease, Tenant shall be entitled to use the vehicle parking spaces adjacent to said Building as reasonably allocated by Lessor from time to time, based upon an equitable allotment of vehicle parking spaces in comparison to square footage leased. Tenant's vehicle parking shall not be reserved and shall be subject to reasonable rules and regulations promulgated from time to time by Lessor.
Lessor will use reasonable efforts to accommodate Tenant's excess parking needs, but does not covenant to have sufficient parking to meet such needs. If Lessor deems that the parking needs of Tenant exceed the parking spaces available, Tenant agrees to make alternative off-site parking arrangements, at Tenant's sole cost and expense. Tenant shall notify its employees and invitees of such alternative off-site parking arrangements, at Tenant's sole cost and expense and agrees to use its reasonable efforts to cause observance of the provisions herein. The vehicle parking obligation set forth above and the rules regulations promulgated from time to time shall apply to Tenant, its sublessees and assigns, as well as its invitees. Tenant's breach of the above covenant shall be considered a material breach under said Lease, if Lessor gives Tenant written notice of such a breach and Tenant does not cure such breach within ten
(10) days after receipt of such notice.

     46. HOLDING OVER. If after expiration of the Lease Term, Tenant remains in possession of the Leased Premises with Lessor's permission (express or implied), Tenant shall become a tenant from month to month only, upon all the provisions of this Lease (except as to term and Base Rent), but the Base Rent payable by Tenant shall be increased to one hundred fifty percent (150%) of the Base Rent payable by Tenant at the expiration of the Lease Term. Such monthly Base Rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less than thirty (30) days advance written notice of the date of termination.

    47. QUIET ENJOYMENT. Upon Tenant performing its obligations and covenants under this Lease, Lessor hereby represents and warrants that Tenant shall have quiet enjoyment of the Leased Premises and all of the rights and privileges hereunder free from any disturbance or interference but subject to rules, ordinances, directives of governing authorities, the powers of eminent domain and to the terms and provisions of this Lease.

    48. RELOCATION OF TENANT. Lessor shall have the right to relocate Tenant from said Leased premises to another part of the Building in accordance with the following terms and conditions:

     a. The new premises shall be substantially the same in size, dimensions, configuration, decor and nature as said Leased Premises, and if this relocation occurs after said Commencement Date said new premises shall be placed in that condition by Lessor at its sole cost and expense. If new Premises to be relocated to does not have an open office area for employees, two offices for the officers of the company, and a heated light assembly and storage area, Tenant can terminate lease with ninety
         (90) day prior written notice only within sixty (60) days after said notice of relocation from Landlord.

     b. Lessor shall give Tenant ninety (90) days written notice of Lessor's intention to relocate Tenant to new premises.

     C. Lessor shall use its best efforts to relocate Tenant to said new premises on a weekend and Lessor shall use its best efforts to complete said move before the following Monday. If said relocation has not been completed as set forth above, Base Rent shall abate in full from the time said relocation commences to the time said relocation is completed. Upon completion of said relocation, the new premises shall become the "Leased Premises" under said Lease.

     d. Lessor shall pay all reasonable costs incurred by Tenant as a result of this relocation, including reasonable costs for changing business cards and letterhead.

     e. If the new premises is smaller than said Leased Premises, Base Rent shall be reduced proportionately.

     f. Lessor and Tenant mutually agree to execute an amendment to said Lease setting forth the reduction of Base Rent, if the relocation premises is smaller than the current Premises. In no event, unless otherwise agreed BY Lessor and Tenant, will the Rent on the relocation premises be higher than previously agreed terms in this Lease.

     g. Lessor cannot relocate Tenant in months 25 through 36 without providing an extended minimum term of three (3) years at such new location.

     49. CONFIDENTIALITY. The terms of this Lease are confidential and Tenant agrees not to share these terms with the other tenants in Energy Park Place, or prospective tenants of the Lessor or cooperative Brokers.

     50. RIGHT OF CANCELLATION. On September 30, 1994 and provided Tenant is not in default under, beyond the time to cure, this Lease, Lessor hereby agrees to grant Tenant the one time right to cancel this Lease subject to the following conditions:

     a. Tenant hereby agrees to give Lessor four (4) months prior written notice of its desire to cancel this Lease on September 30, 1994.

          Tenant also agrees to submit the payment required under paragraph (b) below in order for said notice to be effective.

     b. In the event Tenant cancels this Lease on the terms stated above prior to the expiration of the Lease Term, Tenant hereby agrees to pay Lessor Thirty-Two Thousand Five Hundred Ninety-One and 96/100 Dollars ($32,591.96). Tenant hereby agrees to submit said payment with the notice required under sub-paragraph (a) above and understands that said notice shall not become effective unless and until said payment is made.

     On September 30, 1995 and provided Tenant is not in default, beyond the time to cure, under this Lease, Lessor hereby agrees to grant Tenant the one time right to cancel this Lease subject to the following conditions:

     a. Tenant hereby agrees to give Lessor four (4) months prior written notice of its desire to cancel this Lease on September 30, 1995.

          Tenant also agrees to submit the payment required under paragraph (b) below in order for said notice to be effective.

     b. In the event Tenant cancels this Lease on the terms stated above prior to the expiration of the Lease Term, Tenant hereby agrees to pay Lessor Twenty-Three Thousand Five Hundred Fifty-Five and 63/100 Dollars ($23,555.63). Tenant hereby agrees to submit said payment with the notice required under sub-paragraph (a) above and understands that said notice shall not become effective unless and until said payment is made.

     Provided Tenant is not in default, except beyond the time to cure, Tenant will receive a reduction in the cancellation penalty in the amount of one half of the cost of a pre-approved addition by Tenant of a heating and air-conditioning system for the warehouse area, not to exceed Ten Thousand and no/100 Dollars ($10,000.00) with prior fully paid invoices and lien releases.

     SURVIVAL The respective rights and obligations of Landlord and Tenant with respect to the Lease and the Premises shall be preserved and shall survive the termination of this Lease as to all matters arising or accruing prior to the date of termination.

     EXECUTION OF INSTRUMENTS Within fifteen (15) days of receipt from Landlord, Tenant shall execute and deliver to Landlord those instruments Landlord may request to evidence the termination of this Lease.

     52. EXPANSION SPACE. Provided Tenant is not in default, beyond the time to cure, Tenant will have the first right of refusal at market rates, "as- is," on the adjacent Suite #12 and #13 of 2,805 rentable square feet, subject to the existing tenant's rights to renew. Market rate is defined as the rate which was offered to the current or prospective tenant. Tenant will have a five (5) day first right response time from Lessor's notice of another interested party.

     TERMS  A lease of space under this Article shall contain the following:

          (a) Occupancy Costs shall be determined in the manner set out in Landlord's then-current standard form of lease for the Building;

          (b) Commencement Date for the lease of Space shall be determined by Landlord;

          (c) Term shall end on the expiration or earlier termination of this Lease,, and the right is not subject to the same option to extend (if any) of this Lease, and such term of First Right of Space shall be for a minimum of three (3) years, or coterminous, whichever is longer in term;

          (d)  the other terms and conditions shall be as set out in this Lease.

     DOCUMENTATION Within five (5) days of receipt from Landlord, Tenant shall execute and deliver to Landlord those instruments Landlord may request to evidence any lease of space under this Article.

     NON-SEVERABILITY The rights of Tenant under this Article shall not be severed from this Lease or separately sold, assigned, or otherwise transferred, and shall expire on the expiration, or earlier, termination of this Lease.


     53.  EXTENSION OF TERM.

     GRANT Lessor hereby grants to Tenant the one-time option to extend the Term upon the terms and conditions set out in this Article, if

          (a) Tenant is not in default under this Lease, beyond the time to cure, at the time such option is exercised and at the time such extension is to commence, and

          (b) Tenant delivers to Landlord, not later than twelve (12) months prior to the end of the original Term, written notice exercising its option to extend the Term.

          TERM During the extended Term:

          (a) Annual Rent shall be equal to Market Rent as of the commencement of that extended Term, but in no event greater than the amount of $4.95 net per rentable square foot or $10.20 gross plus escalations, using base year 1993, plus electrical, janitorial and garbage, based on 12,517 rentable square feet. Year two not to exceed $5.10 per rentable square foot net. Year three not to exceed $5.25 per rentable square foot net.

          (b) Occupancy costs shall be as determined in the manner set out in Landlord's then-current standard form of Lease for the Building.

          (c) the Term shall be three (3) years, commencing upon expiration of the original Term; and

          (d) the other terms and conditions shall be at set out in this Lease, except that there shall be no further right of renewal.

     DOCUMENTATION Landlord and Tenant shall execute and deliver appropriate documentation to evidence extension of the Term and terms and conditions of this Lease during the extended Term.

     NON-SEVERABILITY The rights of Tenant under this Article will not be severed from this Lease or separately sold, assigned, or otherwise transferred, and shall expire on the expiration or earlier termination of this Lease.

     54. MARKET RENT

     DEFINITION "Market Rent" means the amount of cash (exclusive of Occupancy Costs) which a landlord would receive annually by then renting the space in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent person willing to lease but being under no compulsion to do SO, assuming a lease term equal to the term in question, and assuming a lease containing the same terms and provisions as those contained in this Lease.

     DETERMINATION OF MARKET RENT Whenever Annual Rent under this Lease is based on the Market Rent, Landlord shall initially determine the Market Rent and shall thereupon give Tenant notice of the amount of Annual Rent and the basis on which Landlord made its determination of that amount. Upon receipt of that notice, Tenant shall pay the Annual Rent stated in that notice in the manner set out in
Article 4.00.

     DISAGREEMENT ON MARKET RENT

          (a) If Tenant does not agree with the Landlord's determination of Market Rent, Tenant shall nevertheless pay to Landlord the amount set out in the notice Landlord gives under this Article and Tenant shall give notice to Landlord of that disagreement within ten (10) days of receipt of that notice from Landlord.

          (b) If Tenant gives Landlord notice of disagreement, Landlord shall immediately refer the matter to an individual with at least five years of experience as a leasing agent or MAI appraiser in the St. Paul area (the "Expert") selected by Landlord, subject to approval by Tenant, such approval not to be unreasonably withheld, who shall be deemed to be acting as an expert and not as an arbitrator. The Expert shall make a determination of Market Rent as expeditiously as possible.

           (c) If the Market Rent as determined by the Expert is greater than the Tenant has paid in accordance with the notice given under this Article, Tenant shall immediately pay to Landlord the difference and shall after that make the payments of Annual Rent as determined by the Expert. If the Market Rate as determined by the Expert is less than Tenant has paid in accordance with the notice given under this Article, Landlord shall immediately pay to Tenant the difference and Tenant shall after that make the payments of Annual Rent as determined by the Expert.

           (d) If the Market Rent as determined by the Expert is less than 95% of the amount set out in the notice under this Article, Landlord shall bear the costs and reasonable expenses of the Expert. If the Market Rent as determined by the Expert is 95% or more of the amount set out in the notice under this Article, Tenant shall bear the costs and reasonable expenses of the Expert.

     55. BROKERAGE Tenant covenants, warrants and represents to Landlord that there was no broker instrumental in consummating this Lease and that no conversation or prior negotiations were had by Tenant with any broker other than CB Commercial Real Estate Services Group, Inc. concerning the renting of the Demised Premises. Tenant agrees to protect, indemnify, save and keep harmless Landlord against and from all liabilities, claims, losses, costs, damages and expenses, including attorney's fees, arising out of, resulting from or in connection with a breach of the foregoing covenant, warranty and representation.

The parties hereto have duly executed this Agreement of Lease effective as of the date and year first above written.


                                  PORT AUTHORITY OF THE
TENANT:                           CITY OF SAINT PAUL



By:                                    By:
   -------------------------------        ---------------------------------
           Jeffrey R. Budd                      Its President
Its        Vice President



By:
   ------------------------------
           Graydon E. Beatty
Its        President


Drafted by:
Port Authority of the
  City of Saint Paul
1900 Landmark Towers
345 St. Peter St.
St. Paul, MN 55102
(612) 224-5686


Signature page to that certain Agreement of Lease between the Port Authority of the City of Saint Paul and ENDOCARDIAL THERAPEUTICS, INC., A MINNESOTA CORPORATION, dated SEPTEMBER 15, 1993.

STATE OF MINNESOTA      ss.
COUNTY OF RAMSEY


     On this ___day of October ________________, 1993, before me, a Notary Public within and for said County, personally appeared Kenneth R. Johnson, to me personally known, who being by me duly sworn, did say that he is the President of the PORT AUTHORITY OF THE CITY OF SAINT PAUL, the public corporation named in the foregoing instrument and that said instrument was signed on behalf of said corporation by authority of its Board of Commissioners, and said Kenneth R. Johnson acknowledged said instrument to be the free act and deed of said corporation.

     _______________________
Notary Public

STATE OF MINNESOTA

COUNTY OF RAMSEY


On this 6th day of OCTOBER, 1993 before me, a Notary Public within and for said County, personally appeared JEFFREY R. BUDD and GRAYDON E. BEATTY, to me personally known, who being each by me duly sworn, did say that they are, respectively the VICE PRESIDENT and the PRESIDENT of ENDOCARDIAL THERAPEUTICS, INC. one of the corporations named in the foregoing instrument, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said JEFFREY R. BUDD and GRAYDON E. BEATTY acknowledged said instrument to be the free act and deed of said corporation



                                   ______________________________
                                   Notary Public

                                    EXHIBIT A

                                   EXHIBIT "B"

                                  LESSOR'S WORK

                                      None

                                    EXHIBIT C



                                ENERGY PARK PLACE

                                  TENANT MANUAL












                        CB COMMERCIAL MANAGEMENT SERVICES
                                 - ENERGY PARK -
                     1295 BANDANA BOULEVARD NORTH, SUITE 150
                            ST. PAUL, MINNESOTA 55108
                                 (612) 646-2296

                                TABLE OF CONTENTS




     General Building Informationz. . . . . . . . . . . . . .  1.1
     Rental Remittance  . . . . . . . . . . . . . . . . . . .  1.2
     Emergency Numbers and Procedures . . . . . . . . . . . .  1.3

     Building Access and Security . . . . . . . . . . . . . .  2.1
     Security After Hours . . . . . . . . . . . . . . . . . .  2.2
     Reporting Thefts . . . . . . . . . . . . . . . . . . . .  2.3

     U.S. Mail Service  . . . . . . . . . . . . . . . . . . .  3.1
     Deliveries      :  . . . . . . . . . . . . . . . . . . .  3.2
     Restaurants and Shopping . . . . . . . . . . . . . . . .  3.3

     Maintenance  . . . . . . . . . . . . . . . . . . . . . .  4.1
     Construction of Service Work . . . . . . . . . . . . . .  4.2

     Key Policy . . . . . . . . . . . . . . . . . . . . . . .  5.1

     Signs  . . . . . . . . . . . . . . . . . . . . . . . . .  6.1
     Additional Tenant Identification Plaques . . . . . . . .  6.2
     Directory Listing  . . . . . . . . . . . . . . . . . . .  6.3

     Moving Policy  . . . . . . . . . . . . . . . . . . . . .  7.1

     Emergency Procedures . . . . . . . . . . . . . . . . . .  8.1
     Fire Safety Plan . . . . . . . . . . . . . . . . . . . .  8.2
     Types of Fires, Extinguishers, Hoses . . . . . . . . . .  8.3
     Emergency Telephone Numbers  . . . . . . . . . . . . . .  8.4

     Rules and Regulations  . . . . . . . . . . . . . . . . .  9.1

     Janitorial Specifications  . . . . . . . . . . . . . . . 10.1

1.1   GENERAL BUILDING INFORMATION

                               Energy Park Place
                             1350-1380 Energy Lane
                               St. Paul, MN 55108

                                   Managed by:
                        CB Commercial Management Services
                           1295 Bandana Blvd. N., #150
                               St. Paul, MN 55108
                                 (612) 646-2296

                       Real Estate Manager: Kathy Marinac
                         Telephone: (612) 924-4686 (voicemail)
                                 (612) 646-2296

                        Property Secretary: Holly Koreltz

1.2  RENTAL REMITTANCE

     Rent bills are sent to all tenants prior to the first of each month. All checks should be made payable to:

                        CB Commercial Management Services

                                 and mailed to:

                                  CB Commercial
                       7760 France Avenue South, Suite 770
                          Bloomington, Minnesota 55435


1.3  EMERGENCY NUMBERS AND PROCEDURES

     In the event of fire, bomb threat, medical assistance or other emergencies, use the appropriate number below:

     A. FIRE - Notify the St. Paul FIRE DEPARTMENT (911), give them your address and suite number, and pull the nearest fire alarm in the building. Notify CB Commercial Management Services - 646-2296. They will inform you as to what evacuation procedure to follow.

     B. BOMB THREAT - Notify the St. Paul POLICE DEPARTMENT (911) and give them your address and suite number. Notify CB Commercial Management Services - 646-2296.

     C. MEDICAL ASSISTANCE - Call PARAMEDICS (91 1) and give them your address and suite number. Notify CB Commercial Management Services - 646-2296.

2.1  BUILDING ACCESS AND SECURITY

     A. Each tenant is responsible for the accessibility and security of their space.

     B. All outside doors should be locked after hours. Please be sure that they are secure when leaving the building after hours.

2.2  SECURITY AFTER HOURS

     Energy Park Place provides a patrol security service for the entire property on a scheduled basis once per night.

2.3  REPORTING THEFTS

     Any property which is determined to have been stolen should be reported immediately to the St. Paul Police Department and CB Commercial Management Services and your insurance company if applicable.

3.1  U.S. MAIL SERVICE

     MAIL PICK-UP
     In front of 1350 Building:

     2:00 p.m. & 4:45 p.m. - Monday through Friday 1:00 p.m. - Saturday

     In front of 1380 Building near Energy Park Plaza, Bus Stop:

     2:30 p.m. & 4:45 p.m. - Monday through Friday 1:00 p.m. - Saturday

     EXPRESS NEXT DAY AIR: In front of 1350 Building 4:30 p.m. - Monday through Friday

     St. Paul Post Office
     1583 Hamline
     St. Paul, MN 55108
     (612) 646-9645

3.2  DELIVERIES

     Routine deliveries may be made between 8:00 a.m. and 6:00 p.m. weekdays. Please instruct your delivery personnel in advance as to the appropriate department or individual to accept deliveries prior to arrival.

3.3  RESTAURANTS AND SHOPPING

     For your convenience, restaurants and shopping are located at Bandana Square, Rosedale Mall and Har Mar Mall. University Avenue and Grand Avenue also contain a combination of sit down, lunch counter and fast food restaurants and specialty shopping.

4.1  MAINTENANCE

     Custodial service will be performed Monday - Friday in all property public areas. Standard services are provided. However, if additional or special services are required, contact CB Commercial Management Services. Only an authorized representative of the tenant will be allowed to request additional building services of any nature.

4.2  CONSTRUCTION OR SERVICE WORK

     All construction and service work (carpet cleaning, extra window cleaning, etc.) must be scheduled and approved by CB Commercial Management Services. All proposed alterations, remodeling or repair work must be approved in writing by CB Management. The contractors performing the work will be selected from the approved contractor list. Contractors performing such work must provide evidence of insurance in addition to the necessary building permits.

5.1  KEY POLICY

     Two (2) suite entrance keys will be issued to the tenant upon completion of their space. If additional keys are required, keys may be obtained from CB Commercial Management Services. Only a designated representative of the tenant will be authorized to request additional keys.

6.1  SIGNS

     There are to be no signs of any type on the interior or exterior of the building without prior written approval of CB Commercial Management Services.

6.2  ADDITIONAL TENANT IDENTIFICATION PLAQUES

     All plaques must be ordered through and installed by CB Commercial Management Services.

6.3  DIRECTORY LISTING

     The Property directory is located in the atrium area of each building.

7.1  MOVING POLICY

     The following rules pertain to moving furniture, equipment and supplies in and out of Energy Park Place.

     ANY MOVERS THAT DO NOT ADHERE TO THE FOLLOWING RULES WILL NOT BE ALLOWED TO ENTER THE PREMISES OR WILL BE REQUIRED TO DISCONTINUE THE MOVE.

     A. Clean masonite sections will be used as runners on all finished floor areas where heavy furniture or equipment is being moved with wheel or sled type dollies. The masonite must be at least one-fourth inch thick, 4x8 wide sheets in the corridors and 32" wide sheets of masonite must be taped together to inhibit sliding.

     B. All wall, door facings, and other areas along the route to be followed will be inspected by the movers and the Property Manager before and after the move. The mover must provide and install protective coverings on all walls, door facings, and other areas along the route to be followed during the move.

     C. Any damage to the building or fixtures caused by the move will be repaired and/or paid for by the moving company and/or the Tenant.

The moving company is hereby required to provide CB Commercial with a current Certificate of Insurance indicating The St. Paul Port Authority and CB Commercial Management Real Estate Group, Inc., as additionally insured.

8.1  EMERGENCY PROCEDURES
     Please refer to Section 1.3.

8.2  FIRE SAFETY PLAN

     Each office will appoint one or several persons responsible for checking their particular area in cases of fire of bomb threat. They will then report their findings to the Fire Department and CB Commercial. All new employees need to be made aware of emergency procedures.

     Good housekeeping is the key to prevention of most fires which occur in office buildings. Waste baskets and loosely stacked papers provide fuel for fires, so keep your work areas as neat possible. Provide plenty of safety ashtrays which automatically extinguish a cigarette if it burns too close to the edge. Ashtrays should never be emptied into a waste basket, however, if neatness demands it, be absolutely sure that ashes are completely cold before emptying. Observe "NO SMOKING" signs wherever posted. Many office fires are caused by overloading electrical circuits.
     Do not create an "octopus" by inserting a series of 2-way or 3-way plugs into the same outlet. Call CB Commercial Management Services for advice on circuit capacity. Also, inspect electrical cords frequently and promptly replace any frayed wires. Never hang an electrical cord over a nail or sharp edge.

     Precautions to be observe:
     1) Do not open a door without first checking to see if it is hot. If it is hot, undoubtedly there will be fire on the other side. Choose another route of egress.
     2)   Close all doors after you have walked through them.
     3)   Do not return for personal belongings.
     4) When smoke is present, stay low. The cleanest air is closest to the floor.

8.3  TYPES OF FIRES, EXTINGUISHERS, HOSES

     Multipurpose ABC fire extinguishers are located along the corridors of Energy Park Place in accordance with the St. Paul Fire Department regulations. You are urged to inspect these locations personally. Read and memorize instructions on the label.

     Fires and the fire extinguishers to fight those fires are divided into three categories or classes; A, B, and C.

          CLASS A - Fires involving ordinary combustibles such as paper, wood, cloth, rubber, and many plastics which are normally extinguished by cooling.

          CLASS B - Fires involving flammable liquids such as gasoline, oil, alcohol, some paints, grease or solvents which are best extinguished by smothering.

          CLASS C - Fires involving electrical equipment, fuse boxes, appliances and wiring in which the use of a non-conductive extinguishing agent prevents injury.

          It is important to use the correct type of extinguisher on a fire. The wrong type of fire extinguisher may fail not only to extinguish the fire, but also may cause great personal hazard from electrical shock, poisonous fumes, spreading fire or explosion. All extinguishers in the corridors are ABC extinguishers, meaning that they can be utilized to extinguish Class A, B, and C fires.

     THE THREE "P's" ABOUT USING FIRE EXTINGUISHERS
     A leading Fire Safety Officer tells us to remember the three "P's" when using a fire extinguisher:

     A.  PULL the pin.
     B.  POINT the nozzle (at the base of the fire).
     C.  PRESS the handle (sweep from side to side at the base of the fire).

     Take an emergency walk NOW to establish the locations of the Emergency exits and fire fighting apparatus and mark them on your Floor Plan. Read the instructions carefully marked on each extinguisher to assure proper usage. YOU WILL NOT HAVE TO READ INSTRUCTIONS DURING AN EMERGENCY.

     8.4  EMERGENCY TELEPHONE NUMBERS (AFTER HOURS)

     Please list the name and home phone numbers of three (3) persons from you firm whom we can contact in case of emergency. We will call in the sequence listed until we contact someone. These numbers are for EMERGENCY USE ONLY and will be held CONFIDENTIAL.

          COMPANY/TENANT NAME:__________________________________

          SUITE NUMBER:____________________________________________

          #1 - NAME:_________________________________________________

          HOME PHONE:_____________________________________________

          #2 - NAME:________________________________________________

          HOME PHONE:_____________________________________________

          #3 - NAME:________________________________________________
          HOME PHONE: ____________________________________________

9.1  RULES AND REGULATIONS

     A. The entrances, halls, corridors and loading areas of the building shall not be obstructed or used as a waiting or lounging place by Tenants, and their agents, servants, employees, invitees, licensees and visitors. All entrance doors leading from any demised premises to the hallways are to be kept closed at all times. The outside areas immediately adjoining the leased premises shall be kept clear at all times by Tenant, and Tenant shall not place or permit any obstructions, garbage, refuse, merchandise or display in such areas.

     B. Keys for doors in the leased premises will be furnished at the commencement of the Lease by the Property Manager. All duplicate keys shall be purchased only from CB Commercial. Tenants shall not alter any lock, or install new or additional locks or bolts on any door without the prior written approval of CB Commercial. In the event such alteration or installation is approved by CB Commercial, Tenants malting such alteration or installation shall supply CB Commercial with a key for any such lock or bolt. Each Tenant, upon the expiration or termination of tenancy, shall deliver to CB Commercial all keys in Tenant's possession for all locks, bolts, cabinets, safes or vaults, or the means of opening any lockable device.

     C. In order that the building may be kept in a state of cleanliness, each Tenant shall, during the term of each respective Lease, keep their space in neat and clean order. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the demised premises. Tenants will see that (1) the doors are securely locked, and (2) all water faucets and other utilities are shut off (so as to prevent waste or damage) each day before leaving the demised premises. In the event Tenant must dispose of crates, boxes, etc., which will not fit into office waste baskets, it will be the responsibility of Tenant to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of the property, excepting Tenant's own leased premises, for disposal.

     D. All deliveries are to be made through dock/rear entrances for those tenants who have these areas. Otherwise, tenants who have front entrances only can have deliveries made through the closest door and causes the least disturbance to other tenants. All damage done to building by the delivery or removal of such items, or by reason of their presence in the building, shall be paid to CB Commercial upon demand, by Tenant, by, through or under whom such damage was done.
          The tenants are to assume all risks as to the damage to articles moved and injury to persons or public engaged or not engaged in such movements, including equipments, property and personnel of CB Commercial or owner if damaged or injured as a result of acts in connection with carrying out this service for a Tenant from the time of entering the property to completion of work. Owner shall not be liable for acts of any persons engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed by tenant. There shall not be use in any space, or in the public halls of the building, either by Tenant or by jobbers of others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires. CB Commercial retains the right to prescribe the weight and position of safes or other heavy equipment.

     E. The restrooms, toilets, urinals, wash bowls and water apparatus shall not be used for any purpose other than for those for which they were constructed or installed, and no sweeping, rubbish chemicals or other unsuitable substances shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from violation(s) of this rule shall be borne by the Tenant by whom, or by whose agents, servants, employees, invitees, licensees, or visitors, such breakage, stoppage or damage shall have been caused.

     F. No sign, light, name placard, poster advertisement or notice visible from the exterior of any demised premises, shall be placed, inscribed, painted or affixed by any Tenant on any part of the building without the prior written approval of Landlord. All signs or letterings on doors or otherwise, approved by Landlord, shall be inscribed, painted or affixed at the sole cost and expense of the Tenant, or by a person approved by Landlord. A directory containing the names of all Tenants of the building shall be provided by Landlord at an appropriate place.

     G. No signaling, telegraphic or telephonic instruments or devices, or other wires, instruments or devices, shall be installed in connection with any demised premises without the prior written approval of Landlord. Such installations, and the boring or cutting for wires, shall be made at the sole cost and expense of Tenant and under control and direction of Landlord.

          Landlord retains, in all cases, the right to require (1) the installation and use of such electrical protecting devices that prevents the transmission of excessive current of electricity into or through the building, (2) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct, and (3) compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires used by Tenants must be clearly tagged at the distribution boards and junction box and elsewhere in the building with (1) the number of the demised premises to which said wires are used, (2) the purpose for which said wires are used, and (3) the name of the company operating same.

     H. Tenant, their agents, servants, employees, invitees, licensees, or visitors shall not:
               1) enter into or upon the roof of the building or any storage, electrical or telephone closet, or heating, ventilation, air conditioning, housing areas;

               2)   use any additional method of heating or air conditioning;

               3)   sweep or throw any dirt or other substances into the
                    corridors or   from the building;

               4) bring in or keep in or about the demised premises any vehicles, bicycles, motorcycles or animals of any kind; NO PETS ALLOWED.

               5) install any radio or television antennas or any other device or item on the roof, exterior walls, windows or window sills of the building;

               6) deposit any trash, refuse, cigarettes, or other substance of any kind within or out of the building, except in the refuse containers provided thereof.

               7)   use any demised premises:
                    a)   for any immoral or unlawful purpose;
                    b)   for lodging or sleeping
                    c) for cooking or the distribution of food, except for the use by any Tenant Underwriter's Laboratory equipment for brewing coffee, tea, and similar beverages, provided that such use is in compliance with law.

               8) be permitted to operate any device that may produce an offensive odor, cause noise, vibrations or air waves to be heard or felt outside the leased premises or which may omit electrical waves that will impair radio, television or any other forms of communication system.

     I. In no event shall any person bring into the building inflammables such as gasoline, kerosene, naphtha and benzine, or explosives or firearms or any other article of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium payable by Landlord for all or any part of the building shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid. Landlord shall have the option to either terminate the Lease or to require Tenant to make immediate payment for the whole of the increased insurance premium.

     J. Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations and building rules, and shall not directly or indirectly make use of the premises which may be prohibited thereby or which - shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.

     K. If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord.

     L. No canvassing, soliciting, distribution of handbills or other written material shall be permitted in the building.

     M. No auction, selling-out, bankruptcy or fire sales shall be conducted on or about the leased premises without the prior written consent of Landlord.

     N. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electrical facilities or any part of appurtenances of the leased premises.

     O. If the leased premises demised to any Tenant becomes infested with vermin, such tenant, at its sole cost and expense shall cause its leased premises to be exterminated from time to time to the satisfaction of Landlord.

     P. Tenant shall not use the name of Energy Park Place, or use pictures or illustrations of Energy Park Place in advertising, notices, correspondence, or other publicity, without prior written consent of Landlord.

     Q. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the building's heating and air conditioning system, and shall not adjust any controls.

     R. Tenant assumes full responsibility for protecting its space from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the space closed and secure. Landlord shall be in no way responsible to the Tenants, their agents, employees, or invitees for any loss of property from the leased premises or public areas or for any damages for any property thereon from any cause whatsoever.

     S. Tenant shall not install and operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the premises without the written permission of the Landlord.

     T. No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the premises without the express written consent of Landlord. No hook, nails or screws shall be driven into or inserted in any part of the building except by building maintenance personnel.

     U. Landlord or its agents or employees shall have the right to enter the leased premises to examine the same or to make such repairs, alterations, or additions as Landlord shall deem necessary for the safety, preservations, or improvement of the premises and building.

     V. Tenant shall not permit picketing or other union activity involving its employees in the building except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

     W. Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of any solar screen material, window shades, blinds, drapes, or other similar equipment and any window treatment of any kind whatsoever other than the building standard window treatment. Landlord will control internal lighting that may be visible from the exterior of the building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

     X. The common areas of the building are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the judgement of the Landlord, shall be prejudicial to the safety, character, reputation or interests of the building and its Tenants.

     Y. Tenant shall not store any vehicles in or around the property without the written approval of CB Commercial.

     Z. Landlord reserves the right to rescind, make reasonable amendments, modifications and additions to the rules and regulations heretofore set forth, and to make additional reasonable rules and regulations as in Landlord's sole judgement, may from time to time be needed for the safety, care, cleanliness and preservation of good order of the building. Landlord shall not be responsible for any violation of the foregoing rules and regulations by other Tenants of the building and shall have no obligation to enforce the same against other Tenants.


10.1 JANITORIAL SERVICE SPECIFICATIONS

     These specifications are listed as a guide for the tenant when securing janitorial services for their space. The tenant is responsible for the nightly, weekly, monthly, quarterly, semi-annually and annual janitorial services within their space.

     A.   TENANT OCCUPIED SUITES

          1.   NIGHTLY SERVICES

          a)   Secure all lights as soon as possible each night.

          b)   Vacuum all carpets.

          c) Dust mop all resilient and composition floors with treated dust mops. Damp mop to remove spills and water stains as required.

          d)   Dust all desks and office furniture with treated dust cloths.

          e)   Papers and folders on desks are not to be moved.

          f)   Sanitize all telephone receivers.

          g)   Empty all ashtrays and ash urns.  Clean and sanitize as required.

          h)   Empty all waste baskets and other trash containers.

          i)   Remove all trash from floors to the designated trash areas.

          j) Remove fingerprints, dirt smudges, graffiti, etc., from all doors, frames, windows, light switches, walls.

          k)   Return chairs and waste baskets to proper positions.

          1)   Clean, sanitize and polish drinking fountains.

          m)   Polish all interior public corridor planters.

          n)   Dust and remove debris from all metal door thresholds.

          o)   Wipe clean smudged bright work.

          p) Spot clean all carpets, resilient and composition floors as required.

          q)   Service all walk-off mats as required.

          r)   Close all blinds at exterior windows.

          s)   Check for burned out lights and replace them.

     2.   WEEKLY SERVICES

          a) Dust all low reach areas including, but limited to, chair rungs, structural and furniture ledges, baseboards, window sills, door louvers, wood paneling molding, etc.

          b)   Dust inside of all door jambs.

          c)   Clean and polish all metal door thresholds.

          d)   Wipe clean and polish all bright work.

          e)   Sweep all service stairwells.

          f)   Dust all vinyl baseboards.

          g)   Edge all carpeted areas.

          h) Move all plastic carpet protectors and thoroughly vacuum under and around all desks and office furniture.

          i) Clean and spray buff all building standard resilient and/or composite flooring.

          j)   Sweep floor terraces.

     3.   MONTHLY SERVICES

          a) Dust all high reach areas including, but not limited to, tops of door frames, structural and furniture ledges, air conditioning diffusers and return grills, tops of partitions, picture frames, etc.

          b)   Vacuum upholstered furniture.

          c)   Wash waste basket.

          d)   Dust, in place, all pictures and wallhangings.

          e)   Dust or vacuum all air grills.

     4.   QUARTERLY SERVICES

          a) Shower-scrub or otherwise recondition all resilient or composition flooring to provide a level of appearance equivalent to a completely refinished floor.

          b) Wipe down all vertical blinds at exterior windows as recommended by manufacturer.

     5.   SEMI-ANNUAL SERVICES

          a) Steam extraction shampoo all carpeted floors in public areas only. Submit proposed cleaning schedule.

     6.   ANNUAL SERVICES

          a)   Dust ceiling surfaces, other than acoustical ceiling material.


B.   RESTROOM SERVICE SPECIFICATIONS (COMMON AREAS)

     1.   NIGHTLY SERVICE

          a) Restock all restrooms with supplies from the janitorial contractor's stock including paper towels, toilet tissue, seat covers, and hand soap, as required.

          b) Restock all sanitary napkin and tampon dispensers from contractor's stock, as required. Supplies for and proceeds from this service are the sole responsibility of the janitorial contractor. The proceeds of this service are to be given to the owner.

          c) Wash and polish all mirrors, dispensers, faucets, flushometers, and bright work with non-scratch disinfectant cleaners.

          d) Wash and sanitize all toilets, toilet seats, urinals and sinks with non-scratch disinfectant cleaner. Wipe dry all sinks.

          e)   Remove stains, descale toilets, urinals and sinks as requested.

          f)   Mop all restrooms floors with disinfectant germicidal solution.

          g) Empty and sanitize all waste and sanitary napkin and tampon receptacles.

          h)   Remove all restroom trash from building.

          i) Spot clean fingerprints, marks and graffiti from walls, partitions, glass, aluminum and light switches as required.

          j)   Empty and damp wipe all ashtrays.

          k)   Report all fixtures not working property to the supervisor.

               Janitorial supervisor to send the list to the Building Manager.

               * Tenants who share restrooms with an adjacent space are both responsible for cleaning and supplies.


     2.   WEEKLY SERVICES

          a) Dust all low reach and high reach areas including but not limited to, structural ledges, mirror tops, partition tops and edges, air conditioning diffusers and return air grills.


     3.   MONTHLY SERVICES

          a) Wipe down all tile walls and metal partitions. Partitions shall be left in an unstreaked condition after this work.

          b)   Clean all ventilation frills.

               Dust all doors and door jambs.

     4.   QUARTERLY SERVICES

          a) Thoroughly clean and reseal all ceramic tile floors, using approved sealers.

C.   CLEANING STORE ROOMS, SERVICE CORRIDORS, ROOF AND SERVICE CLOSETS

     NOTE:

     Nightly and periodic services for offices, corridors, locker rooms and restrooms included in the above areas shall be per the specifications previously outlined for tenant areas and common areas on tenant floors. Additional work not previously specified shall be as follows:

     1.   NIGHTLY SERVICE

          a)   Remove trash from all of the above areas.

          b) Maintain an orderly arrangement of all janitorial supplies and paper products in the storage rooms and service closets.

          c) Maintain an orderly arrangement of all equipment stored in these areas such as mops, buckets, brooms, vacuum cleaners, scrubbers, etc.

          d)   Clean and disinfect service sinks.

          e) Sweep and damp mop service closet floors. Deodorize and disinfect as required.

          f)   Sweep store room floors.

          g)   Receive and store all janitorial supplies in an orderly manner.


     2.   Weekly Services

          a) Damp mop all composition floors in store rooms. Deodorize and disinfect as required.

          b) High dusting of these areas including all pipes, ducts, conduit, ventilating diffusers and grills and mechanical, electrical equipment, exposed beneath the hung-ceilings outside of the mechanical equipment room.

D.   EXTERIOR STRUCTURE AND GROUNDS SERVICES SPECIFICATIONS

The Owner is responsible for the exterior cleanliness of the property. The following specifications apply to these areas.

     1.   Nightly Services

          a) Police entire perimeter of building including landscaped areas, storm drain grills, and ventilation grills, including public sidewalks.

          b) Spot sweep accumulations of dirt, papers and leaves in all comer areas where wind tends to cause a collection of this debris.

          c) Spot clean and dust all architectural aluminum and ledges around entrances to the building.

          d)   Spot clean all exterior glass at building entrances.

          e) Sweep sidewalk, steps and landscaped area, walks and benches leading to the main entry doors.

          f)   Clean building entrances periodically.

                             ENERGY PARK PLACE LEASE

                                    GUARANTY


     This Guaranty is attached to a Lease dated as of the 15 day of SEPTEMBER 1993, by and between the PORT AUTHORITY OF THE CITY OF SAINT PAUL ("Lessor") and ENDOCARDIAL THERAPEUTICS, INC., a Minnesota corporation, ("Tenant").

     The undersigned, in consideration of the leasing of the Leased Premises described in the attached Lease to the Tenant therein mentioned, at the request of the undersigned and on the faith of this Guaranty, hereby absolutely, unconditionally and irrevocably guarantee to Lessor the full and complete performance of all of the Tenant's covenants and obligations under said Lease, including extension, renewal or holdover thereof, and the full payment by Tenant of all Annual Base Rent, Annual Percentage Rent, additional rent and all other charges and amounts required to be paid under the Lease, and the undersigned will pay all Lessor's expenses,, including attorney's fees, incurred in enforcing the obligation of Tenant under said Lease, or incurred in enforcing this Guaranty.


     The undersigned hereby waive all requirements of notice of the acceptance of this Guaranty A. The undersigned's obligation hereunder shall remain fully binding although: (a) Lessor may have waived one or more defaults by Tenant,, extended the time of performance by Tenant, modified or amended the Lease, released returned or misapplied other collateral given later as additional security (including other guaranties) or released Tenant from the performance of its obligation under such Lease; or (b) Tenant may have assigned, sublet or otherwise transferred the Lease.

     The undersigned shall not be subrogated to any of the rights of Lessor under the Lease or in or to the Premises described therein, or to any other rights of Lessor, by reasons of any of the provisions of this Guaranty or by reason of the performance by the undersigned of any of its or their obligations under this Guaranty.

     This Guaranty shall survive expiration or termination of the Lease.
Without limiting the generality of the foregoing, the undersigned hereby acknowledge that if the holder of any mortgage, deed of trust, underlying ground lease, holder of any like encumbrance or purchaser at foreclosure shall succeed to the interests of Lessor under this Lease, the undersigned shall continue as guarantors of the Lease and said Guaranty shall remain in full force and effect for the benefit of any holder of said encumbrances or foreclosure purchaser, as the case may be.

If this Guaranty is signed by more than one person, their obligations shall be joint and several and the release of one such guarantor shall not release any other of such guarantors. This Guaranty shall be binding upon the undersigned and their respective heirs, executors, administrators, representatives, successors and assigns.

                         GUARANTOR:

                              ____________________________________
                              Jeffrey R. Budd




                         GUARANTOR:

                              ____________________________________
                              Graydon E. Beatty

                   LEASE MODIFICATION AND EXTENSION AGREEMENT


THIS LEASE MODIFICATION AND EXTENSION AGREEMENT is made this 6th day of February 1995, by and between PORT AUTHORITY OF THE CITY OF ST. PAUL, a public body of Corporate and politic created pursuant to Chapter 469 of Minnesota statutes, herein called "Lessee" and ENDOCARDIAL SOLUTIONS, INC., a Minnesota Corporation herein called "Lessee".

                                    RECITALS

     WHEREAS, by a lease dated Sept. 15 1993, ENDOCARDIAL THERAPEUTICS, INC. did lease to Lessee Suite(s) 110E on the first floor(s) in that certain office building known as ENERGY PARK PLACE EAST BUILDING located at 1350 Energy Lane, St. Paul, Minnesota 55108 . Said space consists of approximately 12,517 rentable square feet, is shown in Exhibit A attached to said lease, and is herein called the "premises" and the "existing space"; and

     WHEREAS, Lessee is the successor to the interests of Endocardial Solutions, Inc. under said lease; and

     WHEREAS, the term of said lease is scheduled to expire on September 30 1996 and

     WHEREAS, the parties wish to add certain space to the premises, extend the term of said lease, and make certain changes to said lease.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in said lease, the parties hereto agree as follows:

     1. ENLARGEMENT OF PREMISES: Effective as of April 1 1995, the description of the premises contained in said lease is amended so as to add Suite(s) 107E consisting of approximately 2,157 rentable square feet and hereinafter called the "additional space". As of April 1, 1995, the total space (hereinafter called the "enlarged premises") leased to Lessee under said lease shall consist of a total area of approximately 14,674 rentable square feet. The enlarged premises are generally shown on the floor plan(s) attached hereto as Exhibit "A", which exhibit is made a part hereof by this reference. As of April 1, 1995, that certain Exhibit "A" attached to said lease is hereby superseded (by Exhibit "A" attached hereto) and of no further force and effect.

     2. EXTENSION OF LEASE TERM: The term of said lease is hereby extended (for the enlarged premises) for period of six (6) months from October 1, 1996 to and including March 31 ,1997 unless otherwise terminated as provided in said lease.

     3. RENT: As of April 1 1995, the monthly base rent payable under said lease shall be increased by
$1,188.15/$6. 61psf net) per month for the extended term of said lease, said rent for Suite 110E for the period 10/1/96-3/31/97 shall be $4.95/psf net (12,517 rsf). The base rent, as increased herein, shall continue to be, payable in advance by the first of each month and subject to Lessee's total share of common area maintenance, taxes, HVAC< electrical, janitorial and garbage. If the additional space is added to the premises on a date other than the first or last day of the month, the resulting increase in rent shall be prorated for such partial month.

     4. CONDITION OF EXISTING AND ADDITIONAL SPACE: Lessee is presently in possession of the existing space and accepts same for said extended term in its present condition as of the date hereof. Lessee has inspected the additional space and accepts same in its present condition as of the date hereof. Any improvements to be done by Lessee to the additional space shall be at Lessee's sole cost and expense, and shall be performed in accordance with the provisions of in said lease.

          5. OTHER LESSEE(S) IN POSSESSION OF ADDITIONAL SPACE: The additional space is presently occupied by other lessee(s) who intend(s) to vacate said additional space prior to February 28, 1995. Lessee agrees not to hold Lessor in any way responsible for any delay by such other lessee(s) in vacating the additional space, except that the provisions of this Agreement shall not become effective until such date as the additional space has been vacated by such other lessee(s). This Agreement is subject to the full execution of a lease termination of the existing lessee.

     6. AUTHORITY: If Lessee is a corporation, each individual executing this Agreement on behalf of such corporation represents and warrants that Lessee is a duly authorized and existing corporation, that such corporation has (and is qualified to do) business in the State of Minnesota, that such corporation has full right and authority to enter into this Agreement, and that each person signing this Agreement on behalf of such corporation is authorized to do so.

          If Lessee is a division or subsidiary of a corporation:

          (a) Each of the persons executing this Agreement on behalf of Lessee does hereby covenant and warrant that the parent corporation is a duly authorized and existing corporation, that Lessee or the parent corporation has (and is qualified to do) business in the State of Minnesota, that Lessee has full right and authority to enter into this Agreement on behalf of the parent corporation as well as on its own behalf, and that each person signing this Agreement on behalf of Lessee was authorized to do so; and

          (b) Lessee shall, within 30 days after request by Lessor, deliver to Lessor a certified copy of a resolution of the Board of Directors of the parent corporation authorizing or ratifying the execution of this Agreement.

               If Lessee is a partnership, each individual executing this Agreement on behalf of said partnership represents and warrants that he or she is duly authorized to sign and deliver this Agreement on behalf of said partnership and that this Agreement is binding upon said partnership in accordance with its terms.

               If this Agreement is signed by only one person on behalf of Lessee, that person represents and warrants to Lessor that his or her signature alone is sufficient to bind Lessee to the provisions of this Agreement.

     7.   MISCELLANEOUS:

          (a) The provisions of this Lease Modification and Extension Agreement shall be fully applicable to the enlarged premises and shall remain in full force and effect for the duration of the term of said lease, as extended herein.

          (b) Except as otherwise set forth herein, all of the terms and conditions of said lease shall remain in full force and effect, and shall be fully applicable to the additional space as well as the existing space, throughout the duration of the term of said lease, as extended herein. Said lease, as amended and extended herein, constitutes the entire agreement between the parties hereto, and no further modification of said lease shall be binding unless evidenced by an agreement in writing signed by Lessor and Lessee.

          (c) The captions and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, affect or describe the scope or intent of the provisions in this Agreement.

     8. This Lease Modification and Extension Agreement will not be in effect until duly signed by Lessor and Lessee.

     9. IMPROVEMENTS/RENT CREDIT: Provided Lessee is not in default, and Lessee completes the following at Lessee's expense:

          A) Tie in all stray electrical lines in Suite 107E to a common meter in Suite 110E.

          B)   Spend a minimum of $7,000 for HVAC economizers in Suite 110E.

          C) Spend a minimum of $13,000 for the electrical upgrade to 800 amp service.

          D) Make HVAC modifications already agreed to for Suite 110E per the September 16, 1994 phase Improvements Agreement with the property manager,

          Lessee shall receive a $20,000 rent credit spread evenly over the months April 1, 1995 to September 30, 1995.

     10. RIGHT OF CANCELLATION: Article 50 is hereby deleted with no further force or effect.

     11.  EXTENSION OF TERM: Article 53 shall be modified as follows:

          Term (A): Add the following: Annual rent for Suite 107E shall be equal to market rent as of the commencement of that extended term, but in no event greater than $6.61/psf net plus Lessee's share of all operating expenses.

          Term (C): The term shall be three (3) years commencing upon expiration of the extended term.

     12. LONG TERM EXPANSION: In the event Lessee's expansion needs cannot be accommodated at 1350 Energy Lane, the Port Authority of the City of Saint Paul will receive a first option of expansion notice for Lessee's new location requirement and will receive the opportunity to present options to stay in St. Paul. This is a first right, but not an exclusive right and is not a restrictive right.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease Modification and Extension Agreement as of the day and year first above written


                       LESSOR                      LESSEE
PORT AUTHORITY OF THE CITY OF SAINT PAUL     ENDOCARDIAL SOLUTIONS, INC.

By                                            By
   ------------------------------------          ------------------------------
Its                                           Its
   ------------------------------------          ------------------------------

By                                             By
   ------------------------------------          ------------------------------

Its                                            Its
   ------------------------------------          ------------------------------

                                    EXHIBIT A

                             ENERGY PARK PLACE EAST
                                      [MAP]

CB COMMERCIAL

REAL ESTATE GROUP, INC.



February 7, 1995


                                                                     VIA FAX
                                                                   FAX: 644-7897


Mr. Dick Omilanowicz
Vice President Manufacturing
ENDOCARDIAL SOLUTIONS, INC.
1350 Energy Lane
Energy Park Place East #110E
St. Paul, MN 55108

RE: UPDATED LEASE PROPOSAL AT ENERGY PARK PLACE

Dear Dick:

On behalf of The Port Authority of the City of Saint Paul, CB Commercial Real Estate Group, Inc. is pleased to present this updated proposal to ENDOCARDIAL SOLUTIONS, INC. (ETI) to expand and extend its lease at Energy Park Place on the following terms and conditions:

1. SUBJECT SPACE: 1350 Energy Lane, St. Paul, Minnesota 55108 (approximate square footage):

     Expansion:     107E                  1,409 RSF Office
                                            748 RSF Warehouse
                                            ---
                                          2,157 RSF TOTAL

     Existing:     110E                  12,517 RSF
                                         ------
                                         14,674 RSF TOTAL

2. LEASE TERM: Commencing April 1, 1995, or upon occupancy, whichever shall first occur. Tenant will have occupancy in Suite 107E for construction of improvements once the existing tenant vacates (March 1, 1995 estimated). Expanding coterminous (one year, six months) with the current expiration 9/30/96, plus six (6) additional months for a new master expiration of March 31, 1997.

3    NET LEASE RATES:
         Suite          Months            Rate PSF          Blended Net Rate
         107E    04/01/95 - 03/31/97      $8* net office     $6.61*/RSF Net
                    (24 months)         $4* net warehouse
         110E    10-/01/96 - 03/31/97       $4.95*           $4.95*/RSF Net
                    (6 months)

* TENANT ALSO RESPONSIBLE FOR ITS SHARE OF TOTAL ESTIMATED OPERATING EXPENSES FOR TERM

4.   1995 ESTIMATED OPERATING EXPENSES:   Tenant is responsible for its total
share of real estate taxes, common area maintenance (CAM) and heating, ventilation, air conditioning and water supply (HVAC) costs for the term.

            1995:  $5.70/RSF ESTIMATED TAX/CAM/HVAC

Mr. Dick Omilanowicz
February 7, 1995
Page 2



5. IMPROVEMENT: As is. Any improvements will be Tenant's expense. Tenant must obtain a performance payment bond on all improvements over $10,000 and use licensed, bonded, insured contractors. Tenant must comply with Energy Park HVAC regulations. All plans must have prior Landlord approval. Tenant is responsible for all architectural and demolition costs. Tenant must SEPARATE the electrical wiring at Tenant's expense, in the expansion space, Suite 107 E, tying it into one common meter in its existing separately metered Suite 110E, in the event it is not separately metered. Tenant agrees to spend a minimum of $7,000 for HVAC economizers in its existing suite, and $13,000 for the electrical upgrade to 600 amp service by April 1, 1995, for which Tenant will receive a $20,000 rent credit spread evenly over the months April 1, 1995 to September 30, 1995. Tenant will also make HVAC modification already agreed to for their existing space (the September 16, 1994 Phase 11 Imp.) agreement with the property manager.

6. ELECTRICAL COSTS: Tenant is also responsible for its share of separately metered electrical from NSP for the entire term.

7.   JANITORIAL COSTS/GARBAGE COSTS: Tenant's responsibility.

8. RIGHT OF CANCELLATION: The only remaining Tenant's right of cancellation will be made null and void with no further force or effect.

9. FIRST MONTH'S RENT: Due is the first month's gross rent when Tenant signs lease.

10. OPTION TO RENEW: Renewal terms for Suite 107E will be at market, not to exceed $6.61 per rentable square foot. The current option to renew on the existing suite will be moved six months out.

11. REPRESENTATION: CB Commercial represents only the Landlord in this transaction.

12.  LEASE FORM: Landlord's standard lease form for your attorney's review.

13. LONG TERM EXPANSION: In the event Tenant's expansion needs cannot be accommodated at 1350 Energy Lane, the Port Authority will receive a first option of expansion notice for Tenant's new location requirement and will receive the opportunity to present options to stay in St. Paul. This is a first right, but not an exclusive right, and is not a restrictive right.

14.  CONTINGENCIES: This proposal is contingent upon:

     1)   A signed proposal by FEBRUARY 10, 1995.
     2)   A lease execution by February 10, 1995.
     3)   A lease commencement on April 1, 1995.
     3)   Final terms and legal language approved by Landlord.
     4) Existing tenant signing a termination and relocation agreement by February 10, 1995.
     4)   Removal of existing tenant.
     5)   Other outstanding proposals.
     6)   Review of Tenant's latest audited corporate financial statements.
     7) Landlord reserves the right to withdraw from negotiations at any time for any reason. Only an executed lease amendment will bind the parties.

Mr. Dick Omilanowicz
February 7, 1995
Page 3



This aggressive financial package outlined above, combined with the following benefits, should make a Lease renewal and expansion at Energy Park Place the clear choice.

A.   Convenient access/central location
B.   Professionally landscaped
C.   Free parking - subject to availability
D.   Bus service - subject to MTC changes
E.   Restaurants in the area
F.   Neighboring hotels
G.   Business services in the area
H.   Professional image/mature landscaping
I.   Expansion space may be available
J.   Conference rooms/two-story atriums on site
K.   Vending machines on site
L.   Institutional Landlord
M.   Professional property management with 24-hour emergency service
N.   Sprinklered suites
O.   Security service tours property
P.   Recycling service available

Dick, we are eager to work with ENDOCARDIAL SOLUTIONS, INC. to put together a Lease amendment that meets both your needs and those of The Port Authority of the City of Saint Paul. Please sign below with acceptance of this non-binding proposal, fax a copy, along with the financials, to my attention. If you have any questions regarding this proposal, please do not hesitate to call me. Thanks.

Very truly yours,                    AGREED AND ACCEPTED:

                                     ENDOCARDIAL SOLUTIONS, INC.


Gerald P. Driessen
Senior Associate                     By:
(612) 924-4617                          -------------------------------

                                     Its:
                                         ------------------------------
                                     Date:
                                          -----------------------------

cc:  Tanya Bell/CB Commercial Brokerage Services
     Kathy Marinac/CB Commercial Property Management
     Bill Morin/Port Authority of the City of St. Paul


CONSULT YOUR ADVISORS - THIS DOCUMENT HAS BEEN PREPARED FOR APPROVAL BY YOUR ATTORNEY. NO REPRESENTATION OR RECOMMENDATION IS MADE BY CB COMMERCIAL AS TO THE LEGAL SUFFICIENCY OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION TO WHICH IT RELATES. THESE ARE QUESTIONS FOR YOUR ATTORNEY.

IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON, WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS, LEAD PAINT AND UNDERGROUND STORAGE TANKS.

THE PARTIES HERETO AGREE TO COMPLY WITH ALL APPLICABLE FEDERAL, STATE AND LOCAL NEWS, REGULATIONS, CODES, ORDINANCES, AND ADMINISTRATIVE ORDERS HAVING JURISDICTION OVER THE PARTIES, PROPERTY OR THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE 1964 CIVIL RIGHTS ACT AND ALL AMENDMENTS THERETO, THE FOREIGN INVESTMENT IN REAL ESTATE PROPERTY TAX ACT, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT AND THE AMERICANS WITH DISABILITIES ACT.

CB COMMERCIAL
REAL ESTATE GROUP, INC.





February 7, 1995


                                                                     VIA FAX
                                                                   FAX: 644-7897

Mr. Jeff Budd
ENDOCARDIAL SOLUTIONS, INC.
1350 Energy Lane
Energy Park Place East #110E
St. Paul, MN 55108

RE: LEASE MODIFICATION AND EXTENSION AGREEMENT DATE FEBRUARY 6,1995

Dear Jeff:

This letter is to modify your most recent Lease Modification and Extension Agreement dated February 6, 1995, with the change made to Clause II-C. The electrical upgrade will now be changed to a 400-amp service.

Additionally, Dick Omilanowicz has requested to remove the supplemental cooling unit which is currently being installed into your clean room area if Endocardial Solutions were ever to vacate in the future. The St. Paul Port Authority is in agreement with this as long as the entire space is adequately heated and cooled with approved HVAC equipment connected to the Energy Park Utility Plant. All holes, gaps and any other modifications would be required to restore this area to an acceptable standard by the Landlord.

As previously mentioned, you have been approved to go ahead with the tenant improvement work proposed and contracted directly by you and Watson-Forsberg Co. This is in accordance to our discussions and Watson-Forsberg contract dated March 23, 1995. This also includes the Yale Mechanical specs of March 14, 1995.

Please sign below with your approval and return the original copy to me. You may reach me at the above mentioned numbers with any further questions.

Sincerely,                                      ACCEPTED BY:


                                                ---------------------------
Katherine A. Marinac, CPM                       Name/Title


                                                ----------------------------
                                                Date

                           LEASE AMENDMENT NUMBER TWO

     THIS LEASE AMENDMENT, is made this 16th day of May, 1995, by and between Port Authority of the City of St. Paul, a Public Body Corporate and Politic, created pursuant to Chapter 469 of Minnesota Statutes, herein called 'Lessor" and Endocardial Solutions, Inc., an Minnesota Corporation, herein called "Lessee'.

                                    AGREEMENT

     AS AN ADDITION TO CLAUSE NUMBER SEVEN 'OPERATING EXPENSES" in your Lease dated September 15, 1993, and Lease Modification and Extension Agreement dated February 6, 1995, the real estate tax language is amended as follows:

     The space occupied by Tenant is subject to real estate taxation or a tax in lieu thereof during the lease term. Nonetheless, the parties acknowledge that because the Port Authority is a governmental agency, space in the Building not leased to for-profit entities is exempt from real estate taxes. tenant's share of Operating Expenses attributable to real estate taxes will be calculated based on the following formula:


Total Building Real Estate Taxes Payable - Special Assessment = Per square foot rate
-------------------------------------------------------------------------------------
               Building's Total Taxable Rentable Square Footage
(Effective June 30th of Each Year and Payable Following Year)

Total Building Special Assessments For Real Estate Taxes      = Per square foot rate
--------------------------------------------------------------------------------
                  Building's Total Square Footage


Total per square foot rate x tenant's square footage          = annual payment (paid monthly
per budget
                                                                estimate and adjusted to
                                                                actual expense each year)


     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease Amendment as of the day and year first written above.


LESSOR:                                 LESSEE:

Port Authority of                       Endocardial Solutions, Inc.
City of Saint Paul

By:                                     By:
    ----------------------------             ------------------------------
Its:                                    Its:
    ----------------------------            -------------------------------
By:                                     By:
    ----------------------------            -------------------------------
Its:                                    Its:
   -----------------------------            -------------------------------

                          LEASE AMENDMENT NUMBER THREE

     THIS LEASE MODIFICATION AND EXTENSION AGREEMENT is made this 4th day of June, 1996, by and between the PORT AUTHORITY OF THE CITY OF ST. PAUL, a public body corporate and politic, created pursuant to Chapter 469 of Minnesota Statues, herein called 'Lessor", and ENDOCARDIAL SOLUTIONS, INC., a Delaware corporation, herein called 'Tenant'.

                                    RECITALS

     WHEREAS, by a lease dated September 15, 1993, Endocardial Therapeutics, Inc. did lease to Tenant Suite 110E on the first floor in that certain office building known as Energy Park Place East Building, located at 1350 Energy Lane, St. Paul, Minnesota. Said space consists of approximately 12,517 rentable square feet, is shown in Exhibit A attached to said lease, and is herein called the "premises' and the 'existing space'; and by Lease Modification and Extension Agreement dated February 6, 1995, Tenant did lease Suite 107E and extended term; and by Lease Amendment Number Two dated May 16, 1995, the tax clause was modified; and

     WHEREAS, the term of said lease is scheduled to expire on March 31, 1997;
and

     WHEREAS, Tenant is the successor to the interests of Endocardial Solutions, Inc., a Minnesota corporation under said Lease; and

     WHEREAS, the parties wish to add certain space to the premises, extend the term of said lease, and make certain changes to said lease.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in said lease, the parties hereto agree as follows:

     1. ENLARGEMENT OF PREMISES: Effective as of July 1, 1996, the description of the premises contained in said lease is amended so as to add Suite 1113E, consisting of approximately 2,805 rentable square feet and hereinafter called the "additional space". As of July 1, 1996, the total space (hereinafter called the "enlarged premises") leased to Tenant under said lease shall consist of a total area of approximately 17,479 rentable square feet. The enlarged premises are generally shown on the floor plan attached hereto as Exhibit "A", which exhibit is made a part hereof by this reference. As of July 1, 1996, that certain Exhibit "A" attached to said lease is hereby superseded (by Exhibit "A' attached hereto) and of no further force and effect.

     2. EXTENSION OF LEASE TERM: The term of said lease is hereby extended (for the enlarged premises) for a period of six (6) months from April 1, 1997, to and including September 30, 1997, unless otherwise terminated as provided in said lease.

     3. RENT: The following increase in base rent payable shall be as follows for the extended term of said lease.

         SUITE       DATES          SF      NET/SF    MONTHLY NET

        113E    7/l/96 - 11/30/96    900     $8.00      $600.00   Partial suite
                                                                  (op. exp.
                                                                  based only
                                                                  on 900 SF)

                12/l/96 - 9/30/97  2,805     $8.00     $1,870      Entire suite

      107E       4/l/97 - 9/30/97  2,157   $6.61     $1,188.15

      110E       4/l/97 - 9/30/97 12,517   $4.95     $5,163.26


The base rent, as increased herein, shall continue to be payable in advance by the first of each month and subject to operating expenses. If the additional space is added to the premises on a date other than the first or last day of the month, the resulting increase in rent shall be prorated for such partial month.

     4. CONDITION OF EXISTING AND ADDITIONAL SPACE: Tenant is presently in possession of the existing space and accepts same for said extended term in its present condition as of the date hereof. Tenant has inspected the additional space and accepts same in its present condition as of the date hereof. Any improvements to be done by Tenant to the additional space shall be at Tenant's sole cost and expense, and shall be performed in accordance with the provisions of said lease. Pursuant to Sections 5 and 6 of this lease, and provided Lessor approves plans, and contractors are licensed, bonded and insured, and HVAC modifications comply with Energy Center regulations, Tenant shall proceed to complete certain improvements to Suite 113E as shown on attached Exhibit D. Provided Tenant is not in default, and in consideration of Tenant accepting the premises in "as-is" condition and completing its own tenant improvements, Lessor agrees to reimburse Tenant for the cost of building standard improvements, including architectural fees, permits, performance payment bonds, demolition, and construction financing, prior to September 1, 1996. The tenant improvement reimbursement shall be given to Tenant in the form of Net Rent Abatement. Upon completion of tenant improvements, Tenant shall present Lessor with copies of all invoices, contractor unconditional lien releases and complete set of "As-Built" drawings. Then, Tenant and Lessor agree to execute an amendment to this lease setting forth the amount of Net Rent Abatement which shall be equivalent to the actual amount Tenant spends on building standard improvements for Suite 113E, not to exceed $20,009.55 in Net Rent. If Tenant does not improve Suite 113E by said amount by September 1, 1996, said rent credit is null and void.

     5. ELECTRICAL: Tenant will have access to an additional 200 amp service, as designated and approved by property manager.

     6. PALLET STORAGE: Tenant's pallet storage must comply with government codes and Energy Park covenants. No exterior pallet storage is allowed.

     7. PARKWAY LOT STRIPPING: Tenant will have the exclusive right to park its automobiles immediately next to its loading dock. In the event
Lessor resurfaces the parking lot, Lessor will stripe automobile parking stalls in front of Tenant's loading dock.

     8. EXTENSION OF TERM: Article 53 of the Master Lease and Article 13 of the First Amendment are hereby deleted, with no further force and effect, and replaced with the following:

     GRANT. Lessor hereby grants to Tenant the one-time option to extend the Term upon the terms and conditions set out in this Article, if

     (a) Tenant is not in default under this Lease, beyond the time to cure, at the time such option is exercised and at the time such extension is to commence, and

     (b) Tenant delivers to Lessor, not later than March 31, 1997, written notice exercising its option to extend the Term.

     TERM.     During the extended Term:

     (a) Annual Rent shall be equal to Market Rent as of the commencement of that extended Term, but in no event greater than:


           SUITE    OPTION TERM           SF     RENT
           -------------------------------------------
           #113E    10/l/97 - 3/31/99    2,805   Market terms and conditions.

           #107E    10/l/97 - 3/31/99    2,157   Market terms and conditions
                                                 not to exceed $6.61 Net.

           #110E    10/l/97 - 9/30/98   12,517   Market terms and conditions,
                                                 not to exceed $5.10/RSF Net.

                    10/l/98 - 3/31/99   12,517   Market terms and conditions,
                                                 not to exceed $5.25/RSF Net.

     (b) Occupancy costs shall be as determined in the manner set out in Lessor's then current standard form of Lease for the Building.

     (c) the Term shall be eighteen (18) months, commencing upon expiration of the original Term; and

     (d) the other terms and conditions shall be as set out in this Lease, except that there shall be no further right of renewal.

     DOCUMENTATION. Lessor and Tenant shall execute and deliver appropriate documentation to evidence extension of the Terms and terms and conditions of this Lease during the extended Term.

     NON-SEVERABILITY. The rights of Tenant under this Article will not be severed from this Lease or separately sold, assigned or otherwise transferred, and shall expire on the expiration or earlier termination of this Lease.

     9. EXPANSION SPACES Article 52 of the Master Lease is hereby deleted with no further force or effect.

     10. AUTHORITY: If Tenant is a corporation, each individual executing this Agreement on behalf of such corporation represents and warrants that Tenant is a duly authorized and existing corporation, that such corporation has (and is qualified to do) business in the State of Minnesota, that such corporation has full right and authority to enter into this Agreement, and that each person signing this Agreement on behalf of such corporation is authorized to do so.

     If Tenant is a division or subsidiary of a corporation:

     (a) Each of the persons executing this Agreement on behalf of Tenant does hereby covenant and warrant that the parent corporation is a duly authorized and existing corporation, that Tenant or the parent corporation has (and is qualified to do) business in the State of Minnesota, that Tenant has full right and authority to enter into this Agreement on behalf of the parent corporation as well as on its own behalf, and that each person signing this Agreement on behalf of Tenant was authorized to do so; and

     (b) Tenant shall, within 30 days after request by Lessor, deliver to Lessor a certified copy of a resolution of the Board of Directors of the parent corporation authorizing or ratifying the execution of this Agreement.

     If Tenant is a partnership, each individual executing this Agreement on behalf of said partnership represents and warrants that he or she is duly authorized to sign and deliver this Agreement on behalf of said partnership and that this Agreement is binding upon said partnership in accordance with its terms.

     If this Agreement is signed by only one person on behalf of Tenant, that person represents and warrants to Lessor that his or her signature alone is sufficient to bind Tenant to the provisions of this Agreement.

     11. MISCELLANEOUS:

     (a) The provisions of this Lease Modification and Extension Agreement shall be fully applicable to the enlarged premises and shall remain in full force and effect for the duration of the term of said lease, as extended herein.

     (b) Except as otherwise set forth herein, all of the terms and conditions of said lease shall remain in full force and effect, and shall be fully applicable to the additional space as well as the existing space, throughout the duration of the term of said lease, as extended herein. Said lease, as amended and extended herein, constitutes the entire agreement between the parties hereto, and no further modification of said lease shall be binding unless evidenced by an agreement in writing signed by Lessor and Tenant.

     (c) The captions and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, affect or describe the scope or intent of the provisions in this Agreement.

     12. This Lease Modification and Extension Agreement will not be in effect until duly signed by Lessor and Tenant.

IN WITNESS WHEREOF, Lessor and Tenant have executed this Lease Modification and Extension Agreement as of the day and year first above written.

LESSOR:                                               TENANT:

PORT AUTHORITY OF THE CITY OF SAINT PAUL      ENDOCARDIAL SOLUTIONS, INC.



By:                                           By:
   ------------------------------------          ------------------------------

Its:                                          Its:
   ------------------------------------          ------------------------------

By:                                           By:
   ------------------------------------          ------------------------------
Its:                                          Its:
   ------------------------------------          ------------------------------

MTA009.GPD

 CONSULT YOUR ATTORNEY: This document has been prepared for approval by your attorney. No representation or recommendation is made by Broker as to the legal sufficiency, legal effect, or tax consequence of this document or the transaction to which it relates. These are questions for your attorney and financial advisors.

                                    EXHIBIT A
                                ENLARGED PREMISES

                                      [MAP]

                                    EXHIBIT D

                                      [MAP]

                                                                       EXHIBIT D

LUND
MARTIN
CONSTRUCTION, INC.

MR. DICK OMILANOWICZ
ENDOCARDIAL SOLUTIONS, INC.
1350 ENERGY LANE, SUITE 110
ST. PAUL, MN 55108

ESTIMATE SUMMARY                       PROJECT: Endocardial Solutions, Inc.
Per plans from Carlsen & Frank                  Office Expansion
Architects dated February 22, 1996
with changes as noted below            DATE: March 13, 1996
                                       FROM: Michael Snyder



DESCRIPTION                                                                                    COST
Demolition                                                                                    $3,330
Carpentry                                                                                     $1,610
Millwork                    New base cabinet, top, and upper in Coffee Rm #110                $760
Doors, Frames, Hardware     New hardware only, reuse all doors / frames                       $463
Drywall                                                                                       $1,640
Tile                                                                                          $760
Acoustical Ceiling                                                                            $1,828
Flooring                    Does not include new VCT in Engineering Lab #109 per plan         $5,838
Painting                                                                                      $3,315
Mechanical                                                                                    $985
Fire Protection                                                                               $860
Electrical                                                                                    $6,550
Low Voltage Wiring                                                                            $4,950
General Conditions          Supervision, Permit, Bond, Etc.                                   $2,139
-----------------------------------------------------------------------------------------------------
SUBTOTAL                                                                                      $35,028

Fee                         8%                                                                $2,802
-----------------------------------------------------------------------------------------------------

ESTIMATE TOTAL                                                                                $37,830
                                                                                              -------




CLARIFICATIONS

No. 1:  All work to be completed during normal working hours.
No. 2: The floor in the Engineering Lab #109 will be scraped clean. Some carpet glue residue may remain.

                       An equal opportunity employer.